Exhibit 10.1
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Published Transaction CUSIP Number: 17259CAL9
Published Revolver CUSIP Number: 17259CAM7

CREDIT AGREEMENT

among

CINTAS CORPORATION NO. 2
as Borrower

THE LENDERS NAMED HEREIN
as Lenders

and

KEYBANK NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender and Issuing Lender

KEYBANC CAPITAL MARKETS INC.
as Joint Lead Arranger and Joint Book Runner

and

FIFTH THIRD BANK, NATIONAL ASSOCIATION
MORGAN STANLEY BANK, N.A.
PNC BANK, NATIONAL ASSOCIATION
U.S. BANK NATIONAL ASSOCIATION
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent

_____________________

dated as of
March 27, 2026
_____________________

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ARTICLE I. DEFINITIONS ..............................................................................................................	1
Section 1.1. Definitions .................................................................................................................	1
Section 1.2. Accounting Terms .....................................................................................................	31
Section 1.3. Terms Generally ........................................................................................................	32
Section 1.4. Pro Forma Calculations .............................................................................................	32
Section 1.5. Divisions ....................................................................................................................	32
Section 1.6. Rates ..........................................................................................................................	32
Section 1.7. Limited Condition Transaction ..................................................................................	33

ARTICLE II. AMOUNT AND TERMS OF CREDIT ......................................................................	34
Section 2.1. Amount and Nature of Credit ....................................................................................	34
Section 2.2. Revolving Credit Commitment ..................................................................................	35
Section 2.3. Interest .......................................................................................................................	40
Section 2.4. Evidence of Indebtedness ..........................................................................................	41
Section 2.5. Notice of Loans and Credit Events; Funding of Loans .............................................	42
Section 2.6. Payment on Loans and Other Obligations .................................................................	43
Section 2.7. Prepayment ................................................................................................................	44
Section 2.8. Facility and Other Fees ..............................................................................................	45
Section 2.9. Modifications to Commitment ...................................................................................	45
Section 2.10. Computation of Interest and Fees ............................................................................	47
Section 2.11. Mandatory Payments ...............................................................................................	47
Section 2.12. Cash Collateral .........................................................................................................	48

ARTICLE III. INCREASED COSTS; ILLEGALITY; INABILITY TO DETERMINE RATES; TAXES.................................................................................................................................................	49
Section 3.1. Requirements of Law .................................................................................................	49
Section 3.2. Taxes ..........................................................................................................................	50
Section 3.3. Breakage Compensation ............................................................................................	54
Section 3.4. Change of Lending Office .........................................................................................	55
Section 3.5. SOFR Rate Lending Unlawful; Inability to Determine Rate .....................................	55
Section 3.6. Replacement of Lenders ............................................................................................	56
Section 3.7. Discretion of Lenders as to Manner of Funding ........................................................	57
Section 3.8. Permanent Inability to Determine Rate; Benchmark Replacement ...........................	57

ARTICLE IV. CONDITIONS PRECEDENT ...................................................................................	58
Section 4.1. Conditions to Each Credit Event ...............................................................................	58
Section 4.2. Conditions to the First Credit Event ..........................................................................	59
Section 4.3. Conditions to Making the Bruin Acquisition Loans ..................................................	60
Section 4.4. Certain Funds Period .................................................................................................	62

ARTICLE V. COVENANTS .............................................................................................................	63
Section 5.1. Insurance ....................................................................................................................	63
Section 5.2. Money Obligations ....................................................................................................	63
Section 5.3. Financial Statements and Information .......................................................................	63
Section 5.4. Financial Records ......................................................................................................	64
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Schedule 1 Commitments of Lenders
Schedule 2 Guarantors of Payment
Schedule 2.2 Existing Letters of Credit
Schedule 5.9 Liens
Schedule 6.1 Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.6 Litigation

Exhibit A Form of Revolving Credit Note
Exhibit B Form of Swing Line Note
Exhibit C Form of Notice of Loan
Exhibit D Form of Compliance Certificate
Exhibit E Form of Assignment and Assumption Agreement
Exhibit F Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not
Partnerships For U.S. Federal Income Tax Purposes)
Exhibit G Form of U.S. Tax Compliance Certificate (For Foreign Participants That
Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are
Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are
Partnerships For U.S. Federal Income Tax Purposes)

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    This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made effective as of the 27th day of March, 2026, among:

    (a)    CINTAS CORPORATION NO. 2, a Nevada corporation (“Borrower”);

    (b)    the lenders listed on Schedule 1 hereto and each other Eligible Assignee, as hereinafter defined, that from time to time becomes a party hereto pursuant to Section 2.9(b) or 10.9 hereof (collectively, the “Lenders” and, individually, each a “Lender”); and

    (c)    KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under this Agreement (“Agent”), the Swing Line Lender and the Issuing Lender.

WITNESSETH:

    WHEREAS, it is the intent of Borrower, Agent and the Lenders that the provisions of this Agreement be effective commencing on the Closing Date; and

    WHEREAS, Borrower, Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

    NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I. DEFINITIONS

    Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

    “2025 Audited Financial Statements” means the audited consolidated balance sheet of Parent for the fiscal year ended May 31, 2025 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Parent.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business unit or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the outstanding capital stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

    “Additional Commitment” means that term as defined in Section 2.9(b)(i) hereof.

    “Additional Lender” means an Eligible Assignee that shall become a Lender during the Commitment Increase Period pursuant to Section 2.9(b) hereof.

    “Additional Lender Assumption Agreement” means an additional lender assumption agreement, in form and substance satisfactory to Agent, wherein an Additional Lender shall become a Lender.

    “Additional Lender Assumption Effective Date” means that term as defined in Section 2.9(b)(ii) hereof.

    “Additional Term Loan Facility” means that term as defined in Section 2.9(b)(i) hereof.

    “Additional Term Loan Facility Amendment” means that term as defined in Section 2.9(c)(ii) hereof.

“Adjusted Daily Simple SOFR” or “Adjusted Daily Simple SOFR Rate” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with Agent’s customary practice) equal to the greater of (A) SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the SOFR Administrator on the SOFR Administrator’s Website, and (B) the Floor. If by 5:00 pm (Eastern time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of the Adjusted Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in the Adjusted Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.

    “Adjusted Term SOFR” or “Adjusted Term SOFR Rate” means for any calculation with respect to a Term SOFR loan, the greater of (A) the forward-looking term rate for a period of one-month, three-months or six-months based on SOFR for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with Agent’s customary practice), as such rate is published by the Term SOFR Administrator, and (B) the Floor; provided, however, that if as of 5:00 p.m. (Eastern Time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Adjusted Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which

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such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

    “Advantage” means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations, if such payment results in that Lender having less than its pro rata share (based upon its Commitment Percentage) of the Obligations then outstanding.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one (1) or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Unless the context otherwise requires, each reference to an Affiliate herein shall be a reference to an Affiliate of Borrower.

    “Agent” means that term as defined in the first paragraph of this Agreement and includes any successor administrative agent appointed pursuant to Section 9.11 hereof.

    “Agent Fee Letter” means the Fee Letter between Borrower and Agent, dated as of January 13, 2026, as the same may from time to time be amended, restated or otherwise modified.

    “Agent Parties” means that term as defined in Section 10.19(b) hereof.

    “Agreement” means that term as defined in the first paragraph of this agreement.

    “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Companies from time to time concerning or relating to bribery or corruption (including, without limitation, the Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. § 78dd-1, et seq.), as amended, and the rules and regulations thereunder).

    “Applicable Facility Fee Rate” means the number of basis points set forth in the following matrix, based upon the Standard & Poor’s Rating or the Moody’s Rating in effect at such time:

Level	Standard & Poor’s Rating	Moody’s Rating	Applicable Basis Points for the Facility Fee
1	A+ or higher	A1 or higher	5.0
2	A	A2	7.0
3	A-	A3	8.0

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4	BBB+	Baa1	9.0
5	BBB or lower	Baa2 or lower	11.0

provided that, notwithstanding anything above to the contrary, (i) if the Standard & Poor’s Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and the difference in Levels is only one Level, then the Applicable Facility Fee Rate shall be based upon the higher of the applicable Standard & Poor’s Rating and Moody’s Rating, (ii) if the Standard & Poor’s Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and such difference is two Levels or more, then the Applicable Facility Fee Rate shall be based upon the Level immediately below the Level determined based on the higher of the Standard & Poor’s Rating and the Moody’s Rating, (iii) if only one of the two ratings (Standard & Poor’s Rating or Moody’s Rating) shall exist, then the existing rating shall determine the Level of the Applicable Facility Fee Rate, and (iv) if the rating system of Standard & Poor’s or Moody’s changes, or if any of such rating agencies shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation. Changes to the Applicable Facility Fee Rate shall be immediately effective on each Margin Adjustment Date. The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

    “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

    “Applicable Margin” means the number of basis points set forth in the following matrix, based upon the Standard & Poor’s Rating or the Moody’s Rating in effect at such time:

Level	Standard & Poor’s Rating	Moody’s Rating	Applicable Basis Points for SOFR Loans
1	A+ or higher	A1 or higher	70.0
2	A	A2	80.5
3	A-	A3	92.0
4	BBB+	Baa1	103.5
5	BBB or lower	Baa2 or lower	114.0

provided that, notwithstanding anything above to the contrary, (i) if the Standard & Poor’s Rating and the Moody’s Rating shall at any time be at different Levels in the above chart, and the difference in Levels is only one Level, then the Applicable Margin shall be based upon the higher of the applicable Standard & Poor’s Rating and Moody’s Rating, (ii) if the Standard & Poor’s Rating and the Moody’s Rating shall at any time be at different Levels in the above chart,

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and such difference is two Levels or more, then the Applicable Margin shall be based upon the Level immediately below the Level determined based on the higher of the Standard & Poor’s Rating and the Moody’s Rating, (iii) if only one of the two ratings (Standard & Poor’s Rating or Moody’s Rating) shall exist, then the existing rating shall determine the Level of the Applicable Margin, and (iv) if the rating system of Standard & Poor’s or Moody’s changes, or if any of such rating agencies shall cease to be in the business of rating corporate debt obligations, Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation. Changes to the Applicable Margin shall be immediately effective on each Margin Adjustment Date. The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

    “Approved Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

    “Assignment Agreement” means an Assignment and Assumption Agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.9 hereof), and accepted by Agent, in substantially the form of the attached Exhibit E, or any other form approved by Agent and Borrower.

    “Authorized Officer” means a Financial Officer or any other individual authorized by a Financial Officer in writing (with a copy to Agent) to handle certain administrative matters in connection with this Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.8 hereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member

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Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

    “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto, as hereafter amended.

    “Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate, and (c) one hundred (100.00) basis points in excess of the Adjusted Term SOFR Rate for a period of one (1) month (or, if such day is not a Business Day, such rate as calculated on the most recent Business Day). Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate. Notwithstanding the foregoing, if at any time the Base Rate, as determined above, is less than zero, it shall be deemed to be zero for purposes of this Agreement.

    “Base Rate Loan” means a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which Borrower shall pay interest at the Base Rate.

“Benchmark” means, initially, with respect to (a) any Term SOFR Loan, the Adjusted Term SOFR Rate and (b) any Daily Simple SOFR Loan, the Adjusted Daily Simple SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.8 hereof.

    “Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in Dollars at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the

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Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by, or on behalf of, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or

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an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of the date of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8 hereof and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.8 hereof.

    “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

    “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

    “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
    “Borrower” means that term as defined in the first paragraph of this Agreement.

“Bridge Facility” means the 364-day senior unsecured bridge facility set forth in that certain Bridge Facility Commitment Letter.

“Bridge Facility Commitment Letter” means that certain Commitment Letter, dated as of March 10, 2026, by and among Borrower, Parent, Morgan Stanley Senior Funding, Inc., KeyBank National Association, KeyBanc Capital Markets Inc., Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC, as may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Bruin Acquisition” means the acquisition by Parent of all of the equity interests of Uma in accordance with the Bruin Acquisition Agreement.

“Bruin Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of March 10, 2026 (including the exhibits and schedules thereto), by and among the Parent, Bruin Merger Sub I Inc., Bruin Merger Sub II, LLC and Uma, as may be amended, restated, amended and restated, supplemented or otherwise modified as permitted pursuant to Section 4.3(d).

“Bruin Acquisition Agreement Representations” mean the representations made by or on behalf of the Bruin Acquired Business in the Bruin Acquisition Agreement that are material to the interests of the Lenders (in their capacities as such), but only to the extent that Parent (or a Subsidiary) has the right (taking into account any applicable cure periods) to terminate its obligations to consummate the Bruin Acquisition under the Bruin Acquisition Agreement as a result of a breach of such representations in the Bruin Acquisition Agreement.

“Bruin Acquisition Closing Date” means the date of the consummation of the Bruin Acquisition in accordance with the Bruin Acquisition Agreement.

“Bruin Acquisition Loan” means any Loan made to Borrower by the Lenders on the Bruin Acquisition Closing Date to fund the Bruin Acquisition.

“Bruin Acquired Business” means, collectively, Uma and its Subsidiaries.

“Bruin Certain Funds Commitment” means, as of any date prior to the Bruin Acquisition Closing Date, the Commitment of the Lenders representing the lesser of (a) the Commitment outstanding on such date and (b) One Billion Two Hundred Fifty Million Dollars ($1,250,000,000). The Bruin Certain Funds Commitment is a portion of, and not in addition to, the aggregate Commitment hereunder.

“Bruin Specified Default” means a Default or Event of Default under Section 7.1(a) or Section 7.10 (but only with respect to Parent or Borrower).

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“Bruin Specified Representations” means the representations and warranties with respect to Parent, Borrower and the other Guarantors set forth in (I) Section 6.1(a), the first sentence of Section 6.2, clause (a) of the second sentence of Section 6.2, clause (b)(i) of Section 6.2 (but limited to any conflict, breach or contravention of any debt instrument of Parent or Borrower in a principal or committed amount in excess of One Hundred Fifty Million Dollars ($150,000,000), and without giving effect to any other “Material Adverse Effect” or “materiality” qualifier in such clause (b)(i)), Section 6.4, Section 6.13, Section 6.14, Section 6.15(c) and Section 6.16 (provided, for the purposes of making the Bruin Specified Representations, “Solvent” in such section shall be as defined in the Bruin Solvency Certificate), in each case, of this Agreement, (II) Section 7(a), (b) and (c) of the Parent Guaranty of Payment and (III) Section 7(a), (b) and (c) of each Guaranty of Payment, by any Guarantor of Payment (other than Parent) in favor of Agent.

    “Business Day” means a day that is not a Saturday, a Sunday or a day on which banks are authorized or required to close in Cleveland, Ohio, and, in addition, if the applicable Business Day relates to a SOFR Loan, a SOFR Business Day.

    “Capitalized Lease” of a Person shall mean any lease of assets by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

    “Capitalized Lease Obligations” of a Person shall mean the amount of the obligations of such Person under Capitalized Leases that would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

    “Cash Collateralize” means, (a) to deposit into a cash collateral account maintained with (or on behalf of) Agent, and under the sole dominion and control of Agent, or (b) to pledge and deposit with or deliver to Agent, for the benefit of one or more of the Issuing Lender or Lenders, as collateral for any Letter of Credit Exposure or obligations of Lenders to fund participations in respect of any Letter of Credit Exposure, cash or deposit account balances or, if Agent and each applicable Issuing Lender shall agree in their sole reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to Agent and each applicable Issuing Lender. For the purposes of this Agreement, “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

    “Change in Control” means:

    (a)    the acquisition of ownership, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), other than the Current Holder Group, of shares representing more than thirty percent (30%) of the aggregate ordinary Voting Power represented by the issued and outstanding equity interests of Parent; or

    (b)    Parent shall cease to own, directly or indirectly, one hundred percent (100%) of the outstanding common stock of Borrower.

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    “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd–Frank Act and all requests, rules, guidelines or directives thereunder, or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

    “Closing Date” means the effective date of this Agreement as set forth in the first paragraph of this Agreement.

    “Closing Fee Letter” means the Closing Fee Letter between Borrower and Agent, dated as of the Closing Date.

    “CME” means CME Group Benchmark Administration Ltd.

    “Code” means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

    “Commitment” means the obligation hereunder of the Lenders, during the Commitment Period, to make Revolving Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment.

    “Commitment Increase Period” means the period from the Closing Date to (a) the date that is thirty (30) days prior to the last day of the Commitment Period, or (b) such later date as shall be agreed to in writing by Agent.

    “Commitment Percentage” means, for each Lender, the percentage set forth opposite such Lender’s name under the column headed “Commitment Percentage”, as listed in Schedule 1 hereto (taking into account any assignments pursuant to Section 10.9 hereof).

“Commitment Period” means the period from the Closing Date to March 27, 2031, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Communications” means, that term as defined in Section 10.19(b) hereof.

    “Companies” means Parent, Borrower and all Subsidiaries of Parent.

    “Company” means Parent, Borrower or a Subsidiary of Parent.

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    “Compliance Certificate” means a Compliance Certificate, substantially in the form of the attached Exhibit D.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Daily Simple SOFR or Adjusted Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of any breakage compensation under Article III hereof and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

    “Consideration” means, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent) valued on a GAAP basis.

    “Consolidated” means the resultant consolidation of the financial statements of Parent and its Subsidiaries in accordance with GAAP, including principles of consolidation specified by GAAP.

    “Consolidated Depreciation and Amortization Charges” means, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Parent for such period, as determined on a Consolidated basis in accordance with GAAP.

    “Consolidated EBITDA” means, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, (c) Consolidated Depreciation and Amortization Charges, (d) non-cash expenses incurred in connection with stock-based compensation, and (e) extraordinary and non-recurring losses and non-cash charges and related tax effects in accordance with GAAP, minus the aggregate amounts added in determining such Consolidated Net Earnings in respect of extraordinary and non-recurring gains and related tax effects in accordance with GAAP.

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    “Consolidated Funded Indebtedness” means, at any date, all Indebtedness (including, but not limited to, current, long-term and Subordinated Indebtedness, if any) of Parent, as determined on a Consolidated basis in accordance with GAAP.

    “Consolidated Income Tax Expense” means, for any period, all provisions for taxes based on the gross or net income of Parent (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of Parent, as determined on a Consolidated basis in accordance with GAAP.

    “Consolidated Interest Expense” means, for any period, the interest expense of Parent for such period, as determined on a Consolidated basis in accordance with GAAP.

    “Consolidated Net Earnings” means, for any period, the net income (loss) of Parent for such period, as determined on a Consolidated basis in accordance with GAAP.

    “Consolidated Net Worth” means, at any date, the stockholders’ equity of Parent, determined as of such date on a Consolidated basis in accordance with GAAP.

    “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

    “Controlled Group” means a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

    “Credit Event” means the making by the Lenders of a Loan, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment increasing the amount thereof or renewal) by the Issuing Lender of a Letter of Credit.

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    “Credit Party” means Borrower, Parent and any Subsidiary or other Affiliate that is a Guarantor of Payment.

    “Current Holder Group” means (a) Richard T. Farmer and Joyce E. Farmer and the lineal descendants of Richard T. Farmer, and (b) James J. Gardner and Joan A. Gardner and the lineal descendants of James J. Gardner, and, in the case of both (a) or (b), any trust established for the benefit of any of the foregoing.

    “Daily Simple SOFR Loan” means a Revolving Loan made to Borrower described in Section 2.2(a) hereof, in each case on which Borrower shall pay interest at the Derived Daily Simple SOFR Rate.

    “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions, from time to time in effect.

    “Default” means an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not either been (a) cured or (b) waived by the Required Lenders in writing.

“Default Rate” means (a) with respect to any SOFR Loan, a rate per annum equal to two percent (2%) in excess of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable, plus the then Applicable Margin for such Loans, (b) with respect to any Loan bearing interest at the Base Rate or any Benchmark Replacement, such then-applicable rate plus the then Applicable Margin for such Loans plus a rate per annum equal to two percent (2%), and (c) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.

    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

    “Defaulting Lender” means, subject to Section 10.10(b) hereof, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies Agent and Borrower in writing that such failure is the result of such Lender’s determination that one (1) or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, the Issuing Lender, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified Borrower, Agent, the Issuing Lender or the Swing Line Lender in writing that it does not intend to comply with its funding obligations under this Agreement, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be

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specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Agent or Borrower, to confirm in writing to Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this subpart (c) upon receipt of such written confirmation by Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender, or any direct or indirect parent company thereof, by a Governmental Authority, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States, or from the enforcement of judgments or writs of attachment on its assets, or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one (1) or more of subparts (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 10.10(b) hereof) upon delivery of written notice of such determination to Borrower, the Issuing Lender, the Swing Line Lender and each Lender.

    “Derived Daily Simple SOFR Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for SOFR Loans plus the Adjusted Daily Simple SOFR Rate.

    “Derived Term SOFR Rate” means a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for SOFR Loans plus Adjusted Term SOFR Rate for the applicable Interest Period therefor.

    “Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L. 111-203, H.R. 4173) signed into law on July 21, 2010, as amended from time to time.

    “Dollar” or the $ sign means lawful currency of the United States.

    “Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

    “Dormant Subsidiary” means a Company that (a) is not a Credit Party, (b) has aggregate assets of less than Five Hundred Thousand Dollars ($500,000), and (c) has no direct or indirect Subsidiaries with aggregate assets for all such Subsidiaries of more than Five Hundred Thousand Dollars ($500,000).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of

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an institution described in subpart (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in subparts (a) or (b) of this definition and is subject to consolidated supervision with its parent.

    “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

    “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

    “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.9(b)(iii), (v) and (vi) hereof (subject to such consents, if any, as may be required under Section 10.9 (b)(iii) hereof).

“Environmental Laws” means all Laws concerning environmental health or safety and protection of natural resources or regulation of the discharge of substances into the environment.

    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

    “ERISA Event” means (a) the engagement by a Controlled Group member in a non-exempt “prohibited transaction” (as defined under ERISA Section 406 or Code Section 4975); (b) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 412(c)(4) or ERISA Section 302(c)(4); (c) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (d) the withdrawal by a Controlled Group member from a Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (e) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan being in endangered or critical status, as defined in Section 432 of the Code; (f) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any “cash or deferred arrangement” under any such ERISA Plan to meet the requirements of Code Section 401(k) or 403(b), as the case may be; (g) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan; (h) the commencement or existence of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (i) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

    “ERISA Plan” means an “employee benefit plan” (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

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“Erroneous Payment” means that term as defined in Section 10.22(a) hereof.

“Erroneous Payment Deficiency Assignment” means that term as defined in Section 10.22(d) hereof.

“Erroneous Payment Impacted Class” means that term as defined in Section 10.22(d) hereof.

“Erroneous Payment Return Deficiency” means that term as defined in Section 10.22(d) hereof.

“Erroneous Payment Subrogation Rights” means that term as defined in Section 10.22(d) hereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor entity), as in effect from time to time.

    “Event of Default” means an event or condition that shall constitute an event of default as defined in Article VII hereof.

    “Excluded Taxes” means, with respect to a Recipient, any of the following Taxes imposed on or with respect to such Recipient or required to be withheld or deducted from a payment to such Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, or, in the case of any Lender, having its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 3.6 or 10.3(c) hereof); or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2 hereof, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto, or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.2(e) hereof; and (d) any withholding Taxes imposed with respect to such Recipient pursuant to FATCA.

    “Existing Letter of Credit” means that term as defined in Section 2.2(b)(vii) hereof.

    “FATCA” means Sections 1471 through 1474 of the Code as in effect on the Closing Date (or any amended or successor version that is substantively comparable to and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such

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sections of the Code, and any fiscal or regulatory legislation, rules, or practices adopted pursuant to such intergovernmental agreement.

    “Federal Funds Effective Rate” means, for any day, the rate per annum (rounded in accordance with Agent’s customary practices) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Closing Date.

    “Financial Officer” means any of the following officers: chief executive officer, president, chief financial officer, treasurer or controller. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Parent.

    “Floor” means a rate of interest equal to zero percent (0%) per annum.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

    “Foreign Subsidiary” means a Subsidiary that is organized under the laws of any jurisdiction other than the United States, and any State thereof or the District of Columbia.

    “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s outstanding Letter of Credit Exposure (to the extent of such Defaulting Lender’s Commitment Percentage of the Revolving Credit Commitment) with respect to Letters of Credit issued by such Issuing Lender, other than Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Swing Line Exposure (to the extent of such Defaulting Lender’s Commitment Percentage of the Revolving Credit Commitment) made by the Swing Line Lender, other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

    “GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board from time to time.

    “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, department, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization exercising such functions, and any group or body charged with setting financial

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accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

    “Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

    “Guarantor of Payment” means Parent and each of the Companies designated a “Guarantor of Payment” on Schedule 2 hereto, and any other Person that shall execute and deliver a Guaranty of Payment (or Guaranty of Payment Joinder) to Agent after the Closing Date.

    “Guaranty of Payment” means the Parent Guaranty of Payment and each other Guaranty of Payment executed and delivered on or after the Closing Date by a Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

    “Guaranty of Payment Joinder” means each Guaranty of Payment Joinder, executed and delivered by a Guarantor of Payment for the purpose of adding such Guarantor of Payment as a party to a previously executed Guaranty of Payment.

    “Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company with any Person.

    “Historical Financial Statements” means collectively, for any target entity in connection with an Acquisition, (a) the previous three years of audited financial statements of such target entity, and (b) the most recently available quarterly statements for the current fiscal year of such target entity.

    “Indebtedness” means, for any Company, without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker’s acceptance, (e) all net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all Off-Balance Sheet Liabilities, (g) all Capitalized Lease Obligations, (h) all obligations of such Company with respect to asset securitization financing programs to the extent required to be capitalized on the books of such Company in accordance with GAAP, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other

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Person in order to maintain the financial condition of such Person, and (j) any guarantee of any obligation described in subpart (a) through (i) hereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing subpart (a), Other Taxes.

    “Interest Adjustment Date” means the last day of each Interest Period.

“Interest Payment Date” means (a) as to any Base Rate Loan (other than a Swing Loan) or any Daily Simple SOFR Loan, each Regularly Scheduled Payment Date and the last day of the Commitment Period, (b) with respect to any Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at three (3) month intervals after the first day of such Interest Period, and the last day of the Commitment Period, (c) with respect to any Swing Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to each Term SOFR Loan, a period of one (1) month, three (3) months or six (6) months (subject to the availability thereof), as specified in the applicable Notice of Loan; provided that (a) the initial Interest Period for any Term SOFR Loan shall commence on the date of such Loan (the date of a conversion or continuation shall be the date of such conversion or continuation) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next proceeding Interest Period expires; (b) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (d) no Interest Period for any Term SOFR Loan may be selected that would end after the last day of the Commitment Period; and (e) if, upon the expiration of any Interest Period, Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Term SOFR Loan as provided above, Borrower shall be deemed to have elected to convert such Loan to a Base Rate Loan effective as of the expiration date of such current Interest Period.

    “IRS” means the United States Internal Revenue Service.

    “Issuing Lender” means, (a) as to any Letter of Credit transaction hereunder, KeyBank as issuer of the Letter of Credit, or, with the prior consent of Borrower, in the event that KeyBank either shall be unable to issue or shall agree that another Revolving Lender may issue a Letter of Credit, such other Revolving Lender as shall be acceptable to Agent and shall agree to issue the Letter of Credit in its own name, but in each instance on behalf of the Revolving Lenders; or (b) as to any Existing Letter of Credit, KeyBank.

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    “KeyBank” means KeyBank National Association, and its successors and assigns.

    “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

    “LCT Test Date” means that term as defined in Section 1.7 hereof.

    “Lender” means that term as defined in the first paragraph of this Agreement and, as the context requires, shall include the Issuing Lender and the Swing Line Lender.

    “Letter of Credit” means a commercial documentary letter of credit or standby letter of credit that shall be issued by the Issuing Lender for the account of Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) two (2) years after its date of issuance, or (b) five (5) Business Days prior to the last day of the Commitment Period.

    “Letter of Credit Commitment” means the commitment of the Issuing Lender, on behalf of the Revolving Lenders, to issue Letters of Credit in an aggregate face amount of up to Three Hundred Million Dollars ($300,000,000).

    “Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(v) hereof.

    “Letter of Credit Fee” means, with respect to any Letter of Credit, for any day, an amount equal to (a) the face amount of such Letter of Credit, multiplied by (b) the Applicable Margin for SOFR Loans in effect on such day divided by three hundred sixty (360).

    “Leverage Ratio” means, as determined on a Consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (for the most recently completed fiscal quarter of Parent); to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Parent).

    “Leverage Ratio Step-Up Period” means a four consecutive fiscal quarter period of Parent that meets the following criteria: (a) a Material Acquisition Event shall have occurred during the first fiscal quarter of such period or the immediately preceding fiscal quarter of such period, and (b) on or prior to the last day of the first fiscal quarter of such period, Borrower shall have designated such period a “Leverage Ratio Step-Up Period” pursuant to a written notice to Agent (and Agent shall notify the Lenders of such notice promptly after receipt thereof from Borrower); provided that the designation of a Leverage Ratio Step-Up Period shall be available to Borrower only after Agent and the Lenders shall have received, with respect to each

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Acquisition that is a part of such Material Acquisition Event, (i) the Historical Financial Statements of the target entity of such Acquisition, and (ii) pro forma financial statements of the Companies accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 hereof, both before and after (assuming implementation of the Leverage Ratio Step-Up Period) giving effect to such Acquisition.

    “Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, lease (other than Operating Leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset, and the filing of, or agreement to give, any financing statement perfecting a security interest or providing a notice filing (other than a notice filing with respect to a bailment, a consignment or an operating lease) of a lien or security interest under the Law of any jurisdiction.

    “Limited Condition Transaction” shall mean any Acquisition of any assets, business or person permitted under this Agreement by any Company (and including, without limitation, any such transaction that is subject to a letter of intent or purchase agreement), including, without limitation, by way of merger or amalgamation, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, and which is designated as a Limited Condition Transaction by Borrower in writing to Agent; provided that, the Bruin Acquisition shall not constitute a Limited Condition Transaction.

    “Loan” means a Revolving Loan or a Swing Loan.

    “Loan Documents” means, collectively, this Agreement, each Note, each Guaranty of Payment, each Guaranty of Payment Joinder, all documentation relating to each Letter of Credit, the Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

    “Lookback Day” has the meaning provided in the definition of “Adjusted Term SOFR Rate”.

    “Margin Adjustment Date” means any date when a new Moody’s Rating or Standard & Poor’s Rating is issued, by either announcement or publication.

    “Material Acquisition Event” means any time when any Company consummates an Acquisition the Consideration for which is greater than or equal to Five Hundred Million Dollars ($500,000,000).

    “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or financial condition of Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Lenders hereunder or thereunder.

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    “Material Indebtedness Agreement” means any agreement or instrument evidencing any Indebtedness of a Company (or the Companies) then in excess of the principal amount of One Hundred Fifty Million Dollars ($150,000,000).

    “Maximum Amount” means, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Amount” as set forth on Schedule 1 hereto, subject to (a) decreases pursuant to Section 2.9(a) hereof, (b) increases pursuant to Section 2.9(b) hereof, and (c) assignments of interests pursuant to Section 10.9 hereof; provided that, the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Amount of the Issuing Lender shall exclude the Letter of Credit Commitment (other than its pro rata share thereof).

    “Maximum Rate” means that term as defined in Section 2.3(d) hereof.

    “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to one hundred two percent (102%) of the Fronting Exposure of the applicable Issuing Lender with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount determined by Agent and such Issuing Lender in their reasonable discretion.

    “Moody’s” means Moody’s Investors Service, Inc., and any successor to such company.

    “Moody’s Rating” means the rating assigned by Moody’s to the senior unsecured long-term indebtedness of Parent or of Borrower with a Parent guaranty.

    “Multiemployer Plan” means a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

    “Non-Consenting Lender” means that term as defined in Section 10.3(c) hereof.

    “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

    “Note” means a Revolving Credit Note, the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

    “Notice of Loan” means a Notice of Loan in the form of the attached Exhibit C.

    “Obligations” means, collectively, (a) all Indebtedness and other obligations now owing or hereafter incurred by Borrower or any Guarantor of Payment to Agent, the Swing Line Lender, the Issuing Lender, or any Lender pursuant to this Agreement and the other Loan Documents (including any Erroneous Payment Subrogation Rights), and includes the principal of and interest on all Loans (including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under the Bankruptcy Code naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding), and all obligations of Borrower or any other Credit Party pursuant to Letters of

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Credit; (b) each extension, renewal, consolidation or refinancing of any of the foregoing in whole or in part; (c) the facility fees and the other fees payable pursuant to this Agreement or any other Loan Document; (d) all fees and charges in connection with Letters of Credit; and (e) every other liability, now or hereafter owing to Agent or any Lender by any Company pursuant to this Agreement or any other Loan Document.

    “OFAC” means that term as defined in Section 6.15(a) hereof.

    “Off-Balance Sheet Liability” of a Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any sale and leaseback transaction which is not a Capitalized Lease, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this subpart (c) Operating Leases.

    “Operating Lease” of a Person shall mean any lease of assets (other than a Capitalized Lease) by such Person as lessee that has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

    “Organizational Documents” means, with respect to any Person (other than an individual), such Person’s Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

    “Other Agents” means that term as defined in Section 9.16 hereof.

    “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

    “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document, or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6 or 10.3(c) hereof).

    “Parent” means Cintas Corporation, a Washington corporation, and its successors.

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    “Parent Guaranty of Payment” means that certain Guaranty of Payment, executed and delivered by Parent with respect to the Obligations, as the same may from time to time be amended, restated or otherwise modified.

    “Participant” means that term as defined in Section 10.9(d) hereof.

    “Participant Register” means that term as defined in Section 10.9 hereof.

    “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

“Payment Recipient” means that term as defined in Section 10.22(a) hereof.

    “PBGC” means the Pension Benefit Guaranty Corporation, and its successor.

    “Pension Plan” means an ERISA Plan that is a “pension plan” (within the meaning of ERISA Section 3(2)).

    “Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

    “Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system selected by Agent.

    “Prime Rate” means the interest rate established from time to time by Agent as Agent’s prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

    “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Recipient” means, as applicable (a) Agent, (b) any Lender, or (c) the Issuing Lender.

    “Register” means that term as described in Section 10.9(c) hereof.

    “Regularly Scheduled Payment Date” means the last day of each February, May, August and November of each year.

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

    “Related Writing” means each Loan Document and any other guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement; provided that no Hedge Agreement shall constitute a Related Writing hereunder.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

    “Reportable Event” means a “reportable event” as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

    “Required Lenders” means the holders of more than fifty percent (50%), based upon each Lender’s Commitment Percentage, of an amount (the “Total Amount”) equal to (a) during the Commitment Period, the Total Commitment Amount, or (b) after the Commitment Period, the Revolving Credit Exposure; provided that the portion of the Total Amount held or deemed to be held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

    “Revolving Amount” means Two Billion Dollars ($2,000,000,000), as such amount may be increased pursuant to Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

    “Revolving Credit Commitment” means the obligation hereunder, during the Commitment Period, of (a) the Revolving Lenders (and each Revolving Lender) to make Revolving Loans, (b) the Issuing Lender to issue, and each Revolving Lender to participate in, Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make, and each Revolving Lender to participate in, Swing Loans pursuant to the Swing Line Commitment; up to an aggregate principal amount outstanding at any time equal to the Revolving Amount.

    “Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

    “Revolving Credit Note” means a Revolving Credit Note, in the form of the attached Exhibit A, executed and delivered pursuant to Section 2.4(a) hereof.

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    “Revolving Lender” means a Lender with a percentage of the Revolving Credit Commitment as set forth on Schedule 1 hereto, or that acquires a percentage of the Revolving Credit Commitment pursuant to Section 2.9(b) or 10.9 hereof.

    “Revolving Loan” means a loan made to Borrower by the Revolving Lenders in accordance with Section 2.2(a) hereof.

    “Sanctioned Country” means that term as defined in Section 6.15(a) hereof.

    “Sanctions” means that term as defined in Section 6.15(a) hereof.

    “SEC” means the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

    “Senior Note Indebtedness” means the Indebtedness evidenced by the 3.70% Senior Notes due 2027, 4.20% Senior Notes due 2028, 4.00% Senior Notes due 2032, and the 6.15% Senior Notes due 2036, in each case issued by Borrower, or any replacement or refinancing of such Indebtedness or any other Indebtedness created pursuant to a similar type of private debt instrument or agreement as the foregoing.

    “Significant Subsidiary” means a Domestic Subsidiary of Parent that, at any time of determination, (a) accounts for more than fifteen percent (15%) of the consolidated revenues (calculated for the most recent fiscal quarter of Parent) of Parent and its Subsidiaries, or (b) is the owner of more than twenty-five percent (25%) of the consolidated assets (calculated as of the end of the most recent fiscal quarter of Parent) of Parent and its Subsidiaries.

“SOFR” or “SOFR Rate” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

    “SOFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

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     “SOFR Loan” means each Loan bearing interest at a rate based upon (a) Derived Term SOFR Rate (other than pursuant to clause (c) of the definition of “Base Rate”) or (b) Derived Daily Simple SOFR Rate.

    “SOFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple SOFR”.

    “Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

    “Specified Representations” means the representations and warranties of the Credit Parties set forth in Section 6.1(a), the first sentence of Section 6.2, clause (a) of the second sentence of Section 6.2, clause (b)(i) of Section 6.2 (but limited to any conflict, breach or contravention of any debt instrument of Parent or Borrower in a principal or committed amount in excess of One Hundred Fifty Million Dollars ($150,000,000), and without giving effect to any other “Material Adverse Effect” or “materiality” qualifier in such clause (b)(i)), Section 6.4, Section 6.13, Section 6.14, Section 6.15 and Section 6.16 hereof.

    “Specified Transaction Representations” means the representations made by or with respect to the target and its subsidiaries in the agreement governing a Limited Condition Transaction as are material to the interests of the Lenders (but only to the extent that the applicable purchaser or any of its Affiliates has the right to decline to consummate the Limited Condition Transaction or to terminate its obligations under the applicable acquisition agreement as a result of a breach or inaccuracy of such representations in the applicable acquisition agreement (or similar agreement)).

    “Standard & Poor’s” means Standard & Poor’s Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, a subsidiary of Standard & Poor’s Global Inc., and any successor thereto.

    “Standard & Poor’s Rating” means the rating assigned by Standard & Poor’s to the senior unsecured long-term indebtedness of Parent or of Borrower with a Parent guarantor to such company.

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    “Subordinated Indebtedness” means Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Lenders) in favor of the prior payment in full of the Obligations.

    “Subsidiary” of a Company shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Company or by one (1) or more other subsidiaries of such Company or by such Company and one (1) or more subsidiaries of such Company, (b) a partnership, limited liability company or unlimited liability company of which such Company, one (1) or more other subsidiaries of such Company or such Company and one (1) or more subsidiaries of such Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which such Company, one (1) or more other subsidiaries of such Company or such Company and one (1) or more subsidiaries of such Company, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

    “Supporting Letter of Credit” means a standby letter of credit, in form and substance satisfactory to Agent and the Issuing Lender, issued by an issuer satisfactory to Agent and the Issuing Lender.

    “Swing Line Commitment” means the commitment of the Swing Line Lender to make Swing Loans to Borrower, up to the aggregate amount at any time outstanding of One Hundred Fifty Million Dollars ($150,000,000).

    “Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding.

    “Swing Line Lender” means KeyBank, as holder of the Swing Line Commitment and each other Eligible Assignee to which all of the Swing Line Commitment is assigned pursuant to Section 10.9 hereof.

    “Swing Line Note” means the Swing Line Note, in the form of the attached Exhibit B executed and delivered pursuant to Section 2.4(b) hereof.

    “Swing Loan” means a loan that shall be denominated in Dollars made to Borrower by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

    “Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (a) fifteen (15) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

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    “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

    “Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by Agent in its reasonable discretion).

    “Term SOFR Loan” means a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which Borrower shall pay interest at the Derived Term SOFR Rate.

    “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

    “Total Commitment Amount” means the Revolving Amount, as such amount (i) may be increased pursuant to Section 2.9(b) hereof, or (ii) may be decreased pursuant to Section 2.9(a) hereof.

    “Trade Date” means that term as defined in Section 10.9(b)(i)(B) hereof.

    “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uma” means UniFirst Corporation, a Massachusetts corporation.

    “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

    “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

    “U.S. Tax Compliance Certificate” means that term as defined in Section 3.2(e) hereof.

    “United States” means the United States of America.

    “Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests

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of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

    “Welfare Plan” means an ERISA Plan that is a “welfare plan” within the meaning of ERISA Section 3(l).

    “Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of Parent and Parent’s other Wholly-Owned Subsidiaries at such time.

“Withholding Agent” means Borrower and Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

    Section 1.2. Accounting Terms.

    (a)    Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

    (b)    If any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) is made with respect to GAAP, or if Borrower adopts the International Financial Reporting Standards, and such change or adoption results in a change in the calculation of any component (or components in the aggregate) of the financial covenants set forth in Section 5.7 hereof or the related financial definitions, at the option of Agent, the Required Lenders or Borrower, the parties hereto will enter into good faith negotiations to amend such financial covenants and financial definitions in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of Borrower shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method and calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption. For clarification purposes, the parties hereto acknowledge and agree that notwithstanding any change in GAAP after December 31, 2018 that would require the lease obligations that would be treated as operating leases as of

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December 31, 2018 to be classified and accounted for as capital leases or otherwise reflected on such Company’s balance sheet, for the purposes of determining compliance with any covenant contained in this Agreement, such lease obligations shall be treated in the same manner as operating leases were treated as of December 31, 2018.

    Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules, if any, shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

    Section 1.4. Pro Forma Calculations. For the purpose of calculating Consolidated EBITDA, Consolidated Net Earnings, or Consolidated Net Worth hereunder for any period, if during such period any Company shall have made a material acquisition or material disposition (with materiality calculated in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended), each of Consolidated EBITDA, Consolidated Net Earnings, and Consolidated Net Worth shall be calculated after giving pro forma effect (in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended) thereto as if such material acquisition or disposition occurred on the first day of such period.

    Section 1.5. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Credit Party becomes the asset, right, obligation or liability of a different Credit Party, then it shall be deemed to have been transferred from the original Credit Party to the subsequent Credit Party, and (b) if any new Credit Party comes into existence, such new Credit Party shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time. Notwithstanding the foregoing, nothing in this Section 1.5 is intended to, and shall in no event be deemed to apply to, impose any treatment or impact in any way, the tax treatment of any division or resulting from the implementation of any plan of division by or involving any Credit Party.

Section 1.6. Rates. The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Agent does not warrant or accept responsibility for, and shall not

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have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, or Adjusted Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, or Adjusted Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, or Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, or Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, or Adjusted Term SOFR. In connection with the use or administration of the Adjusted Daily Simple SOFR and Adjusted Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Adjusted Daily Simple SOFR and Adjusted Term SOFR.

Section 1.7. Limited Condition Transaction. Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (a) compliance with any financial ratio or test (including any Leverage Ratio test) or testing availability under baskets set forth in this Agreement (including baskets subject to Default or Event of Default conditions), (b) the absence of a Default or an Event of Default, or (c) a determination as to whether the representations and warranties contained in Article VI hereof or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect), in each case in connection with the consummation of a Limited Condition Transaction, the date of determination shall, at the irrevocable option of Borrower, be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”) after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds

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thereof) on a pro forma basis; provided, that, notwithstanding the foregoing, in connection with any Limited Condition Transaction: (i) if the proceeds of a Loan are being used to finance a Limited Condition Transaction, (1) the conditions set forth in Section 4.1 shall be satisfied if (A) no Event of Default shall have occurred and be continuing as of the applicable LCT Test Date and (B) no Event of Default pursuant to Section 7.1 or Section 7.10 shall have occurred and be continuing at the time of consummation of such Limited Condition Transaction and (2) the conditions set forth in Section 4.1(iv) shall be required to be satisfied at the time of closing of the Limited Condition Transaction and funding of such Loan but shall be limited to the Specified Representations being true and correct in all material respects on such date and the Specified Transaction Representations being true and correct on such date; and (ii) such Limited Condition Transaction and the related Indebtedness to be incurred (and any associated Lien) and the use of proceeds thereof (and the consummation of any Acquisition) shall be deemed incurred and/or applied on or following the LCT Test Date until such time as the Indebtedness is actually incurred, the Limited Condition Transaction is consummated or the applicable definitive agreement is terminated or expires without actually consummating the applicable Limited Condition Transaction) for purposes of compliance on a pro forma basis with any subsequent applicable calculation of any financial covenant, or the amount or availability of any basket, including baskets measured as a percentage of Consolidated EBITDA. For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the LCT Test Date are thereafter exceeded as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA), at or prior to the consummation of the relevant Limited Condition Transaction, such ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Transaction is permitted to be consummated or taken.

ARTICLE II. AMOUNT AND TERMS OF CREDIT

    Section 2.1. Amount and Nature of Credit.

    (a)    Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to Borrower, participate in Swing Loans made by the Swing Line Lender to Borrower, and issue or participate in Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided that in no event shall the sum of the aggregate principal amount of all Loans outstanding under this Agreement and the Letter of Credit Exposure be in excess of the Total Commitment Amount.

    (b)    Each Lender, for itself and not one (1) for any other, agrees to make Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by Borrower or the issuance of a Letter of Credit:

    (i)    the aggregate outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender’s pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

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    (ii)    the aggregate outstanding principal amount of Loans (other than Swing Loans) made by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than Swing Loans) that shall be such Lender’s Commitment Percentage.

Each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

    (c)    The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof, as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

    Section 2.2. Revolving Credit Commitment.

(a)    Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Revolving Lenders shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower, through an Authorized Officer, may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans or SOFR Loans. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.2(a) to borrow Revolving Loans, repay the same in whole or in part and re-borrow Revolving Loans hereunder at any time and from time to time during the Commitment Period. The aggregate outstanding principal amount of all Revolving Loans shall be payable in full on the last day of the Commitment Period.

    (b)    Letters of Credit.

    (i)    Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Issuing Lender shall, in its own name, on behalf of the Revolving Lenders, issue such Letters of Credit for the account of a Credit Party, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and the Issuing Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, or (B) the Revolving Credit Exposure would exceed the Revolving Credit Commitment. The issuance of each Letter of Credit shall confer upon each Revolving Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Revolving Lender’s Commitment Percentage.

    (ii)    Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to Agent (and to the Issuing Lender, if the Issuing Lender is a Lender other than

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Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three (3) Business Days (or such shorter period as the Issuing Lender shall agree) prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form reasonably acceptable to Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than Agent) and shall specify the face amount thereof, whether such Letter of Credit shall be a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, amendment, renewal or extension, the expiry date thereof, and the nature of the transaction or obligation to be supported thereby. Concurrently with each such request, Borrower, and any Credit Party for whose account the Letter of Credit is to be issued, shall execute and deliver to the Issuing Lender an appropriate application and agreement, being in the standard form of the Issuing Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent; provided that, in the event the Issuing Lender’s usual and customary practices for issuing Letters of Credit, or the terms and conditions of any agreement relating to any such Letter of Credit between Borrower and the Issuing Lender, conflict with the terms and conditions of this Agreement, the terms of this Agreement shall control. Agent shall give the Issuing Lender and each Revolving Lender notice of each such request for a Letter of Credit.

    (iii)    Commercial Documentary Letters of Credit Fees. With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, whether issued for the account of Borrower or any other Credit Party, Borrower agrees to (A) pay to Agent, for the pro rata benefit of the Revolving Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to Agent, for the sole benefit of the Issuing Lender, an additional Letter of Credit fee, which shall be paid on the date that any draw shall be made on such Letter of Credit, at the rate of one-tenth percent (1/10%) of the amount drawn under such Letter of Credit; and (C) pay to Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time, with the amount of any such fees being provided in writing to Borrower with reasonable prior notice before being due and payable.

    (iv)    Standby Letters of Credit Fees. With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, whether issued for the account of Borrower or any other Credit Party, Borrower agrees to (A) pay to Agent, for the pro rata benefit of the Revolving Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, in an amount equal to the aggregate sum of the Letter of Credit Fee for such Letter of Credit for each day of such quarter; (B) pay to Agent, for the sole benefit of the Issuing Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed

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at the rate of one-tenth percent (1/10%) of the face amount of such Letter of Credit; and (C) pay to Agent, for the sole benefit of the Issuing Lender, such other issuance, amendment, renewal, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are customarily charged by the Issuing Lender in respect of the issuance and administration of similar letters of credit under its fee schedule as in effect from time to time.

    (v)    Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, Borrower shall, within one Business Day of Borrower receiving notice of such drawing, reimburse the Issuing Lender for the amount drawn. In the event that the amount drawn shall not have been reimbursed by Borrower within one Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Issuing Lender, if the Issuing Lender is a Lender other than Agent), Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of Agent and such Lender). Each Revolving Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Revolving Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this subpart (v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Issuing Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subpart (v) to reimburse, in full (other than the Issuing Lender’s pro rata share of such borrowing), the Issuing Lender for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder. Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Revolving Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

    (vi)    Participation in Letters of Credit. If, for any reason, Agent (and the Issuing Lender if the Issuing Lender is a Lender other than Agent) shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any amount drawn under a Letter of Credit to a Revolving Loan pursuant to the preceding subpart (v), Agent (and the Issuing Lender if the Issuing Lender is a Lender other than Agent) shall have the right to request that each Revolving Lender fund a participation in the amount due with respect to such Letter of Credit, and Agent shall promptly notify each Revolving Lender thereof (by facsimile or email (in each case confirmed by telephone, or telephone confirmed in writing)). Upon such notice, but without further action, the Issuing Lender hereby agrees

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to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Issuing Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Revolving Lender’s Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the account of the Issuing Lender, such Revolving Lender’s ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Revolving Lender’s Commitment Percentage). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by Borrower pursuant to this subpart (vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Revolving Lender shall comply with its obligation under this subpart (vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans. Each Revolving Lender is hereby authorized to record on its records such Revolving Lender’s pro rata share of the amounts paid and not reimbursed on the Letters of Credit. In addition, each Revolving Lender agrees to risk participate in the Existing Letters of Credit as provided in subpart (vii) below.

    (vii)    Existing Letters of Credit. Schedule 2.2 hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Closing Date (each an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement, issued, for purposes of subsection (vi) above, on the Closing Date. Borrower, Agent and the Revolving Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof. Notwithstanding anything to the contrary in any reimbursement or other agreement applicable to the Existing Letters of Credit, the fees payable in connection with each Existing Letter of Credit to be shared with the Revolving Lenders, or paid to the Issuing Lender for its own account, shall accrue from the Closing Date at the rate provided in this Section 2.2(b).

    (viii)    Auto-Renewal Letters of Credit. If Borrower so requests, a Letter of Credit shall have an automatic renewal provision; provided that any Letter of Credit that has an automatic renewal provision must permit Agent (or the applicable Issuing Lender if the Issuing Lender is a Lender other than Agent) to prevent any such renewal by giving prior notice to the beneficiary thereof not later than thirty (30) days prior to the renewal date of such Letter of Credit. Once any such Letter of Credit that has automatic renewal provisions has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) Agent (and the Issuing Lender) to permit at any time the renewal of

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such Letter of Credit to an expiry date not later than one year after the last day of the Commitment Period.

    (ix)    Letters of Credit Outstanding Beyond the Commitment Period. If any Letter of Credit is outstanding upon the termination of the Commitment, then, upon such termination, Borrower shall deposit with Agent, for the benefit of the Issuing Lender, with respect to all outstanding Letters of Credit, either cash or a Supporting Letter of Credit, which, in each case, is (A) in an amount equal to one hundred two percent (102%) of the undrawn amount of the outstanding Letters of Credit, and (B) free and clear of all rights and claims of third parties (other than Agent, the Issuing Lender and the depository bank maintaining such deposit). The cash shall be deposited in an escrow account at a financial institution designated by the Issuing Lender. The Issuing Lender shall be entitled to withdraw (with respect to the cash) or draw (with respect to the Supporting Letter of Credit) amounts necessary to reimburse the Issuing Lender for payments to be made under the Letters of Credit and any fees and expenses associated with such Letters of Credit, or incurred pursuant to the reimbursement agreements with respect to such Letters of Credit. Borrower shall also execute such documentation as Agent or the Issuing Lender may reasonably require in connection with the survival of the Letters of Credit beyond the Commitment or this Agreement. After expiration of all undrawn Letters of Credit, the original Supporting Letter of Credit shall promptly be returned to the issuer of the Supporting Letter of Credit or the remainder of the cash, if any, as the case may be, shall promptly be returned to Borrower.

    (c)    Swing Loans.

    (i)    Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower, through an Authorized Officer, may from time to time request and to which the Swing Line Lender may agree; provided that Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (B) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall be made in Dollars.

    (ii)    Refunding of Swing Loans. If the Swing Line Lender so elects, by giving notice to Borrower and the Revolving Lenders, Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that the then outstanding Swing Loans be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder. Upon receipt of such notice by Borrower and the Revolving Lenders, Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of such Swing Loan in accordance with Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof). Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Revolving Lender has not requested a Revolving Credit Note, by the records of Agent and such Revolving Lender). Each Revolving

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Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Revolving Lender acknowledges and agrees that such Revolving Lender’s obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this subpart (ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subpart (ii) to repay in full such Swing Loan. Each Revolving Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Revolving Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Revolving Lender’s pro rata share of the amounts paid to refund such Swing Loan.

    (iii)    Participation in Swing Loans. If, for any reason, the Swing Line Lender is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding subpart (ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Revolving Lender fund a participation in such Swing Loan, and Agent shall promptly notify each Revolving Lender thereof (by facsimile or email (in each case confirmed by telephone) or telephone (confirmed in writing)). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in the right to share in the payment of such Swing Loan in an amount equal to such Revolving Lender’s Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the benefit of the Swing Line Lender, such Revolving Lender’s ratable share of such Swing Loan (determined in accordance with such Revolving Lender’s Commitment Percentage). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this subpart (iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Revolving Credit Commitment shall have been reduced or terminated. Each Revolving Lender shall comply with its obligation under this subpart (iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans to be made by such Revolving Lender.

    Section 2.3. Interest.

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(a)    Revolving Loans. The outstanding principal amount of each Revolving Loan shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate, (ii) during such periods as such Revolving Loan is a Term SOFR Loan, the Derived Term SOFR Rate, and (iii) during such periods as such Revolving Loan is a Daily Simple SOFR Loan, the Derived Daily Simple SOFR Rate.

    (b)    Swing Loans. Borrower shall pay interest to Agent, for the sole benefit of the Swing Line Lender (and any Revolving Lender that shall have funded a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one (1) day.

    (c)    Default Rate. If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate.

    (d)    Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by Law. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

    (e)    Accrual and Payment of Interest. Borrower shall pay interest on the unpaid principal amount of each Loan outstanding from time to time from the date thereof until paid: (i) in respect of each Base Rate Loan and SOFR Loan, on each Interest Payment Date and in the event of any conversion of any SOFR Loan prior to the end of the Interest Period therefor, accrued interest on such SOFR Loan shall be payable on the effective date of such conversion; and (ii) in respect of all Loans, at maturity (whether by acceleration or otherwise).

    Section 2.4. Evidence of Indebtedness.

    (a)    Revolving Loans. Upon the request of a Revolving Lender, to evidence the obligation of Borrower to repay the portion of the Revolving Loans made by such Revolving Lender and to pay interest thereon, Borrower shall execute a Revolving Credit Note, payable to the order of such Revolving Lender in the principal amount equal to its Commitment Percentage of the Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of

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Revolving Loans made by such Revolving Lender; provided that the failure of a Revolving Lender to request a Revolving Credit Note shall in no way detract from Borrower’s obligations to such Revolving Lender hereunder.

    (b)    Swing Loans. Upon the request of the Swing Line Lender, to evidence the obligation of Borrower to repay the Swing Loans and to pay interest thereon, Borrower shall execute a Swing Line Note, payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender; provided that the failure of the Swing Line Lender to request a Swing Line Note shall in no way detract from Borrower’s obligations to the Swing Line Lender hereunder.

    Section 2.5. Notice of Loans and Credit Events; Funding of Loans.

    (a)    Notice of Loans and Credit Events. Borrower, through an Authorized Officer, shall provide to Agent a Notice of Loan prior to (i) 11:00 A.M. (Eastern time) on the proposed date of borrowing of, or conversion of a Loan to, a Base Rate Loan, (ii) 11:00 A.M. (Eastern time) three (3) Business Days prior to the proposed date of borrowing of, continuation of, or conversion of a Loan to, a SOFR Loan, and (iii) 2:00 P.M. (Eastern time) on the proposed date of borrowing of any Swing Loan. Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

    (b)    Funding of Loans. Agent shall notify the appropriate Lenders of the date, amount and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan (other than for a Swing Loan, or a Revolving Loan to be funded as a Swing Loan), and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received. On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, in federal or other immediately available funds, required of it. If Agent receives the funds from the Lenders by 3:00 P.M. (Eastern time), then Agent shall make the Loan to Borrower on or before 4:00 P.M. (Eastern time). If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive such amount from Borrower, on demand, in the event that such Lender shall fail to reimburse Agent in accordance with this subsection (b). Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds.

    (c)    Conversion and Continuation of Loans.

(i)    At the request of Borrower to Agent, subject to the notice and other provisions of this Agreement, the appropriate Lenders shall convert a Base Rate Loan or Daily Simple SOFR Loan to one (1) or more Term SOFR Loans at any time and shall convert a Term SOFR Loan to a Base Rate Loan or a Daily Simple SOFR Loan on any Interest Adjustment Date applicable thereto. Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof.

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(ii)    At the request of Borrower to Agent, subject to the notice and other provisions of this Agreement, the appropriate Lenders shall continue one
(1) or more Term SOFR Loans as of the end of the applicable Interest Period as a new Term SOFR Loan with a new Interest Period.

(iii)    Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and Agent, at the request of the Required Lenders, so notifies Borrower, then, so long as such Event of Default is continuing (A) no outstanding Loan may be converted to or continued as a SOFR Loan and (B) unless repaid as provided herein, each SOFR Loan shall automatically be converted to a Base Rate Loan at the end of the Interest Period therefor.

    (d)    Minimum Amount for Loans. Each request for:

    (i)    a Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Five Hundred Thousand Dollars ($500,000) (provided that a Base Rate Loan may be in an amount equal to the Revolving Credit Commitment minus the Revolving Credit Exposure);

    (ii)    a SOFR Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000); and

    (iii)    a Swing Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000).

    Section 2.6. Payment on Loans and Other Obligations.

    (a)    Payments Generally. Each payment made hereunder or under any other Loan Document by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

    (b)    Payments from Borrower. All payments (including prepayments) to Agent of the principal of or interest on each Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection (b) shall be remitted to Agent, at the address of Agent for notices referred to in Section 10.4 hereof for the account of the appropriate Lenders (or the Issuing Lender or the Swing Line Lender, as appropriate) not later than 1:00 P.M. (Eastern time) on the due date thereof in immediately available funds. Any such payments received by Agent (or the Issuing Lender or the Swing Line Lender) after 1:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

    (c)    Payments to Lenders. Upon Agent’s receipt of payments hereunder, Agent shall immediately distribute to the appropriate Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in the Swing Loans, or, with respect to Letters of Credit, certain of which payments shall be paid to the

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Issuing Lender) their respective ratable shares, if any, of the amount of principal, interest, and facility fees and other fees received by Agent for the account of such Lender. Payments received by Agent shall be delivered to the Lenders in immediately available funds. Each appropriate Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, SOFR Loans, Swing Loans and Letters of Credit, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of Borrower under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

    (d)    Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided that, with respect to a SOFR Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

    Section 2.7. Prepayment.

    (a)    Right to Prepay.

    (i)    Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the appropriate Lenders (except with respect to Swing Loans, which shall be paid to the Swing Line Lender and any Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Loans then outstanding, as designated by Borrower. Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Each prepayment of the Additional Term Loan Facility (if any) shall be applied to the remaining payments of principal of such facility on a pro rata basis.

    (ii)    Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Revolving Lender that has funded a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

    (b)    Notice of Prepayment. Borrower shall give Agent notice of prepayment of (i) a Base Rate Loan or Swing Loan by no later than 1:00 P.M. (Eastern time) one Business Day before the Business Day on which such prepayment is to be made, and (ii) written notice of the prepayment of any SOFR Loan by no later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

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    (c)    Minimum Amount for Loans. Each prepayment of a SOFR Loan by Borrower shall be in the aggregate principal amount of not less than Five Million Dollars ($5,000,000), except in the case of a mandatory prepayment in connection with Section 2.11 or Article III hereof.

    Section 2.8. Facility and Other Fees.

    (a)    Facility Fee. Borrower shall pay to Agent, for the ratable account of the Revolving Lenders, as a consideration for the Revolving Credit Commitment, a facility fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Facility Fee Rate as in effect from time to time, multiplied by (ii) the sum of the average daily Revolving Amount in effect during such quarter. The facility fee shall be payable in arrears, on May 31, 2026 and on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

    (b)    Agent Fee. Borrower shall pay to Agent, for its sole benefit, the applicable fees set forth in the Agent Fee Letter.

Section 2.9. Modifications to Commitment.

    (a)    Optional Reduction of Revolving Credit Commitment. Borrower may at any time and from time to time reduce in whole or ratably in part the Revolving Amount to an amount not less than the then existing Revolving Credit Exposure, by giving Agent not fewer than three (3) Business Days’ written notice of such reduction, provided that (i) any such partial reduction shall be in an aggregate amount, for all of the Revolving Lenders, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000), and (ii) there shall be no more than two such reductions during any calendar year. Agent shall promptly notify each Revolving Lender of the date of each such reduction and such Revolving Lender’s proportionate share thereof. After each such partial reduction or the facility fees payable hereunder shall be calculated upon the Revolving Amount as so reduced. If Borrower reduces in whole the Revolving Credit Commitment, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Revolving Loans, together with all interest (if any) and facility and other fees accrued and unpaid with respect thereto, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Revolving Credit Notes shall be delivered to Agent marked “Canceled” and Agent shall redeliver such Revolving Credit Notes to Borrower. Any partial reduction in the Revolving Amount shall be effective during the remainder of the Commitment Period (provided that the Revolving Amount may thereafter be increased during the Commitment Increase Period pursuant to Section 2.9(b)(i) hereof). Upon each decrease of the Revolving Amount, the Revolving Amount and Total Commitment Amount shall be proportionally decreased by the same amount.

    (b)    Increase in Commitment.

    (i)    At any time during the Commitment Increase Period, Borrower may request that Agent increase the Total Commitment Amount by (A) increasing the

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Revolving Amount, or (B) adding an additional term loan facility to this Agreement (the “Additional Term Loan Facility”) (which Additional Term Loan Facility shall be subject to subsection (c) below); provided that the aggregate amount of all such increases (revolver and term) made pursuant to this subsection (b) shall not exceed an aggregate amount of One Billion Dollars ($1,000,000,000). Each such request for an increase shall be in an amount of at least Ten Million Dollars ($10,000,000), increased by increments of One Million Dollars ($1,000,000), and may be made by either (1) increasing, for one (1) or more Revolving Lenders, with their prior written consent, their respective Revolving Credit Commitments, (2) adding a new commitment for one (1) or more Lenders, with their prior written consent, with respect to the Additional Term Loan Facility, or (3) including one or more Additional Lenders, each with a new commitment under the Revolving Credit Commitment or the Additional Term Loan Facility, as a party to this Agreement (each an “Additional Commitment” and, collectively, the “Additional Commitments”).

    (ii)    During the Commitment Increase Period, all of the Lenders agree that one (1) or more Additional Commitments may be added upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall be an Eligible Assignee (which, in the case of any increase of the Revolving Amount shall be reasonably acceptable to Agent) and shall execute an Additional Lender Assumption Agreement, (B) the aggregate Additional Commitments from such Additional Lenders, if any, shall be in an amount of at least Ten Million Dollars ($10,000,000), (C) Agent shall provide to Borrower and each Lender a revised Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three (3) Business Days prior to the date of the effectiveness of such Additional Commitments (each an “Additional Lender Assumption Effective Date”), and (D) Borrower shall execute and deliver to Agent and the applicable Lenders such replacement or additional Notes as shall be required by Agent (and requested by such Lender or Lenders). The Lenders hereby authorize Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders.

    (iii)    On each Additional Lender Assumption Effective Date with respect to the Commitment being increased, the applicable Lenders shall make adjustments among themselves with respect to the Loans then outstanding and amounts of principal, interest, facility fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among the applicable Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this subsection (b) (and Borrower shall pay to the applicable Lenders any amounts that would be payable pursuant to Section 3.3 hereof if such adjustments among the applicable Lenders would cause a prepayment of one (1) or more SOFR Loans). In connection therewith, it is understood and agreed that the Maximum Amount of any Lender will not be increased (or decreased except pursuant to subsection (a) above) without the prior written consent of such Lender. Borrower shall not request any increase in the Total Commitment Amount pursuant to this subsection (b) if a Default or an Event of Default shall then exist, or, immediately after giving pro forma effect to any such increase, would exist. At the time of any such increase, at the request

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of Agent, the Credit Parties and the applicable increasing Lenders shall enter into an amendment to evidence such increase and to address related provisions as deemed necessary or appropriate by Agent. Upon each increase of the Revolving Amount, the Total Commitment Amount shall be increased by the same amount.

    (c)    Additional Term Loan Facility.

    (i)    The Additional Term Loan Facility (A) shall rank pari passu in right of payment with the Revolving Loans, (B) shall not mature earlier than the last day of the Commitment Period (but may have amortization prior to such date), and (C) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans.

    (ii)    The Additional Term Loan Facility may be added hereunder pursuant to an amendment or restatement (the “Additional Term Loan Facility Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed solely by Borrower, each Lender providing a commitment with respect to the Additional Term Loan Facility, each Additional Lender providing a commitment with respect to the Additional Term Loan Facility, and Agent. Notwithstanding anything herein to the contrary, the Additional Term Loan Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Agent, to effect the provisions of Section 2.9(b) and (c) hereof (including, without limitation, amendments to the definitions in this Agreement and Section 9.8 hereof for the purpose of treating such Additional Term Loan Facility pari passu with the other Loans).

    Section 2.10. Computation of Interest and Fees. With the exception of Base Rate Loans, interest on Loans, Letter of Credit fees, facility fees and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

    Section 2.11. Mandatory Payments.

    (a)    Revolving Credit Exposure. If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment as then in effect, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

    (b)    Swing Line Exposure. If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

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    (c)    Application of Mandatory Payments. Unless otherwise designated by Borrower, each prepayment pursuant to subsection (a) above shall be applied in the following order (i) first, to the outstanding Base Rate Loans, (ii) second, to the outstanding Daily Simple SOFR Loans, and (iii) third, to the outstanding Term SOFR Loans; provided that, in each case, if the outstanding principal amount of any SOFR Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.5(d) hereof as a result of such prepayment, then such SOFR Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a SOFR Loan pursuant to this Section 2.11 shall be subject to the prepayment provisions set forth in Article III hereof.

    Section 2.12. Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Agent or the applicable Issuing Lender (with a copy to Agent), Borrower shall Cash Collateralize such Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 10.10(a)(iv) hereof and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. If Borrower Cash Collateralizes any portion of the Fronting Exposure with respect to such Defaulting Lender, Borrower shall not be required to pay any letter of credit fees payable under Sections 2.2(b)(iii)(A) and 2.2(b)(iv)(A) hereof to such Defaulting Lender to the extent of the Fronting Exposure so Cash Collateralized.

    (a)    Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Agent, for the benefit of the applicable Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Exposure, to be applied pursuant to subsection (b) below. If, at any time, Agent determines that Cash Collateral is subject to any right or claim of any Person other than Agent and the applicable Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Agent, pay or provide to Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender).

    (b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.12 or Section 10.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of the Letter of Credit Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

    (c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce applicable Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.12 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), (ii) the determination by Agent and such Issuing Lender that there exists excess Cash Collateral, or (iii) upon the Defaulting Lender(s) ceasing to be Defaulting Lender(s)

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or upon such Defaulting Lender(s) being removed and/or replaced with one of more Lenders that are not Defaulting Lenders in accordance with Section 10.10(d) hereof or otherwise.

ARTICLE III. INCREASED COSTS; ILLEGALITY; INABILITY TO DETERMINE RATES; TAXES

    Section 3.1. Requirements of Law.

(a)    If any Change in Law shall:

    (i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in Daily Simple SOFR or Term SOFR) or the Issuing Lender;

    (ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in subparts (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on any Loan, Letter of Credit, or commitment or other obligation hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining SOFR Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify Borrower (with a copy to Agent) of the event by reason of which it has become so entitled.

    (b)    If any Lender shall have determined that, after the Closing Date, any Change in Law regarding capital adequacy or liquidity, or liquidity requirements, or in the interpretation or application thereof by a Governmental Authority or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy and liquidity), then from time to time, upon submission by such Lender to

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Borrower (with a copy to Agent) of a written request therefor (which shall include the method for calculating such amount), Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

    (c)    For purposes of this Section 3.1 and Section 3.5(a) hereof, the Dodd-Frank Act, any requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) under Basel III, and any rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection with any of the foregoing, regardless of the date adopted, issued, promulgated or implemented, are deemed to have been introduced and adopted after the Closing Date.

    (d)    A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to Borrower (with a copy to Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any reasonable method of averaging and attribution that it (in its sole discretion) shall deem applicable. The obligations of Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Borrower shall not be required to compensate a Lender pursuant to this Section 3.1 for any increased costs or reductions to the extent such Lender notifies Borrower thereof more than one hundred eighty (180) days after such Lender becomes aware of such right to additional compensation (except that, if the circumstances giving rise to such increased costs or reductions are retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof). Notwithstanding anything to the contrary herein, no Lender shall be entitled to any additional amounts or compensation pursuant to this Section 3.1, unless such Lender is imposing similar types of increased costs or additional amounts on similarly situated obligors.

    Section 3.2. Taxes.

(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the reasonable discretion of the applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.2) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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    (b)    Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of Agent, timely reimburse it for the payment of, any Other Taxes.

    (c)    Tax Indemnifications.

(i)    Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.2) payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the Issuing Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(ii)    Each Lender and the Issuing Lender shall, and does hereby, severally indemnify Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for (A) any Indemnified Taxes attributable to such Lender or the Issuing Lender (but only to the extent that any Credit Party has not already indemnified Agent for such Indemnified Taxes and, without limiting the obligation of the Credit Parties to do so), (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.9(d) hereof relating to the maintenance of a Participant Register, and (C) any Excluded Taxes attributable to such Lender or the Issuing Lender, in each case, that are payable or paid by Agent or a Credit Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender and the Issuing Lender hereby authorize Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to Agent under this subpart (ii).

(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority, as provided in this Section 3.2, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e)    Status of Lenders; Tax Documentation.

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(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.2(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense, or would materially prejudice the legal or commercial position of such Lender.

    (ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (y) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (z) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

                (2)    executed originals of IRS Form W-8ECI;

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(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (y) a certificate substantially in the form of Exhibit F to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (z) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G or Exhibit H, IRS Form W-9, and other certification documents from each beneficial owner, as applicable; provided that if, the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate, substantially in the form of Exhibit I hereto on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

    (D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subpart (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(iii)    Each Lender agrees that if, any form or certification it previously delivered pursuant to this Section 3.2 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Issuing Lender, or have any obligation to pay to any Lender or the Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Issuing Lender, as the case may be. If any Recipient determines, in its sole but reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.2, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.2 with respect to the Taxes giving rise to such refund); net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

    (g)    Survival. Each party’s obligations under this Section 3.2 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender or the Issuing Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.

    Section 3.3. Breakage Compensation. Borrower shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term SOFR Loans) which such Lender may sustain in connection with any of the following: (a) if for any reason (other than a default by such Lender or Agent) a borrowing of Term SOFR Loans does not occur on a date specified therefor in a Notice of Loan or a continuation or conversion (whether or not withdrawn by Borrower or deemed withdrawn pursuant to Section 3.1(a) hereof); (b) if any repayment, prepayment, conversion or continuation of any Term SOFR Loan occurs on

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a date that is not the last day of an Interest Period applicable thereto; (c) if any prepayment of any of its Term SOFR Loans is not made on any date specified in a notice of prepayment given by Borrower; (d) as a result of an assignment by a Lender of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by Borrower pursuant to Section 3.5 or (e) as a consequence of (i) any other default by Borrower to repay or prepay any Term SOFR Loans when required by the terms of this Agreement or (ii) an election made pursuant to Section 3.5. The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.3 shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such request within ten (10) days after receipt thereof.

    Section 3.4. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.1, 3.2(a) or 3.2(c) hereof with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate (or assign to) another lending office (or an Affiliate of such Lender, if practical for such Lender) for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.4 shall affect or postpone any of the obligations of Borrower or the rights of any Lender pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof.

        Section 3.5. SOFR Rate Lending Unlawful; Inability to Determine Rate.

    (a)    If Agent determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for a Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Adjusted Daily Simple SOFR, after the Adjusted Term SOFR Rate or SOFR, or to determine or charge interest rates based upon Adjusted Daily Simple SOFR, the Adjusted Term SOFR Rate or SOFR, then, upon notice thereof to Borrower, (a) any obligation of Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, and (b) the Base Rate shall, if necessary to avoid such illegality, be determined by Agent without reference to the Adjusted Term SOFR Rate component of Base Rate, in each case until Agent notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, upon demand from Agent, prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (and in such case the Base Rate shall, if necessary to avoid such illegality, be determined by Agent without reference to the Adjusted Term SOFR Rate component of Base Rate), (A) on the Interest Payment Date therefor, if Agent may lawfully continue to maintain such SOFR Loans to such day, or immediately, if Agent may not lawfully continue to maintain such SOFR Loans or (B) on the last day of the Interest Period therefor if Agent may lawfully continue to maintain such SOFR Loans to such day, or immediately, if Agent may not lawfully continue to maintain such SOFR Loans and (ii) Agent shall during the period of such suspension compute the Base Rate without reference to the Adjusted Term SOFR Rate component thereof until it is no longer illegal for Agent to determine or charge interest rates based upon Adjusted Daily Simple SOFR Rate or the Adjusted Term SOFR Rate. Upon any

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such conversion, Borrower shall also pay any additional amounts required pursuant to Section 3.3 hereof.

(b)    If Agent determines (which determination shall be conclusive and binding on Borrower) that “Adjusted Daily Simple SOFR” or “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof other than due to a Benchmark Transition Event, Agent will promptly so notify Borrower. Upon notice thereof by Agent to Borrower, (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (and in such case the Base Rate shall be determined by Agent without reference to the Adjusted Term SOFR Rate component of Base Rate) and (iii) the component of Base Rate based upon the Adjusted Term SOFR Rate will not be used in any determination of Base Rate until Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein. Upon any such conversion, Borrower shall also pay any additional amounts required pursuant to Section 3.3 hereof.

    (c)    If Agent determines (which determination shall be conclusive and binding on Borrower) that the “Adjusted Daily Simple SOFR Rate” or the “Adjusted Term SOFR Rate” cannot be determined pursuant to the definition thereof as a result of a Benchmark Transition Event, Agent will promptly so notify Borrower, and the provisions of Section 3.8 hereof shall be applicable. Upon notice thereof by Agent to Borrower, (i) any obligation of the Lenders to make or continue SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be suspended, (ii) all SOFR Loans shall be immediately converted to Base Rate Loans (and in such case the Base Rate shall be determined by Agent without reference to the Adjusted Term SOFR Rate component of Base Rate) and (iii) the component of Base Rate based upon Adjusted Term SOFR Rate will not be used in any determination of Base Rate. Upon receipt of such notice, Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein. Unless and until Agent and Borrower have amended this Agreement to provide for a Benchmark Replacement in accordance with Section 3.8 hereof, all Loans shall be Base Rate Loans.

Section 3.6. Replacement of Lenders. Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof, or asserts its inability to make a SOFR Loan pursuant to Section 3.5 hereof; provided that (a) such replacement does not conflict with any Law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action under Section 3.4 hereof so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof or, if it has taken any action, such request has still been made, (d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender, (e) Borrower shall be liable to such replaced Lender under Section 3.3 hereof if any SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period

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relating thereto, (f) the replacement Lender, if not already a Lender, shall be reasonably satisfactory to Agent, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.9 hereof (provided that Borrower (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), and (h) until such time as such replacement shall be consummated, Borrower shall pay all additional amounts (if any) required pursuant to Section 3.1, 3.2(a) or 3.2(c) hereof, as the case may be; provided that a Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to replace such Lender cease to apply.

    Section 3.7. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each SOFR Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the SOFR Rate for such Interest Period.

    Section 3.8. Permanent Inability to Determine Rate; Benchmark Replacement.

    (a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this 3.8 will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (a), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 3.5 hereof.

    (b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

    (c)    Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. Agent will notify Borrower and the Lenders of the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by Agent or Lenders pursuant to Section 3.8(a), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event,

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circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to Section 3.8(a).

    (d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

    (e)    Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for the applicable SOFR borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate.

ARTICLE IV. CONDITIONS PRECEDENT

    Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in any Credit Event (other than (a) the prepayment of a SOFR Loan prior to the end of an Interest Period (subject to any amount payable under Article III hereof) and the borrowing on the same day of a Base Rate Loan for the same amount, (b) the payment of a Swing Loan and the borrowing on the same day of a Base Rate Loan or SOFR Loan for the same amount, and (c) the Bruin Acquisition Loan) shall be conditioned, in the case of each such Credit Event, upon the following:

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    (i)    all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

    (ii)    Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.5 hereof;

    (iii)    no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

    (iv)    each of the representations and warranties contained in Article VI hereof (other than the representations and warranties set forth in Sections 6.5(b), 6.6 and 6.7 hereof) shall be true in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date.

    Each request by Borrower for a Credit Event shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (iii) and (iv) above.

    Section 4.2. Conditions to the First Credit Event. Borrower shall cause the following conditions to be satisfied on or prior to the Closing Date. The obligation of the Lenders, the Issuing Lender and the Swing Line Lender to participate in the first Credit Event is subject to Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

    (a)    Notes as Requested. Borrower shall have executed and delivered to (i) each Revolving Lender requesting a Revolving Credit Note such Revolving Lender’s Revolving Credit Note, and (ii) the Swing Line Lender the Swing Line Note.

    (b)    Guaranties of Payment. Each Guarantor of Payment shall have executed and delivered to Agent, for the benefit of the Lenders, a Guaranty of Payment, in form and substance satisfactory to Agent and the Lenders.

    (c)    Officer’s Certificate, Resolutions, Organizational Documents. Borrower shall have delivered to Agent an officer’s certificate certifying the names of the officers of each Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors of such Credit Party evidencing approval of the execution, delivery and performance of the Loan Documents and the execution, delivery and performance of other Related Writings to which such Credit Party is a party, and the consummation of the transactions contemplated thereby, and (ii) the Organizational Documents of such Credit Party.

    (d)    Good Standing and Full Force and Effect Certificates. Borrower shall have delivered to Agent a good standing certificate or full force and effect certificate (or comparable

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document, if neither certificate is available in the applicable jurisdiction), as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state where such Credit Party is incorporated or formed.

    (e)    Legal Opinion. Borrower shall have delivered to Agent one or more opinions of counsel for Parent, Borrower and each Significant Subsidiary listed on Schedule 2 attached hereto as a Guarantor of Payment, in each case, in form and substance reasonably satisfactory to Agent and the Lenders.

    (f)    Agent Fee Letter, Closing Fee Letter and Other Fees. Borrower shall have (i) paid to Agent, for its sole account, the fees set forth in the Agent Fee Letter, (ii) executed and delivered to Agent the Closing Fee Letter and paid to Agent, for the benefit of the Lenders, the fees stated therein, (iii) paid to the Joint Lead Arrangers, for their respective accounts, any previously agreed upon fees payable on the Closing Date between Borrower and the Joint Lead Arrangers, and (iv) paid all legal fees and expenses of Agent, for which Borrower has been invoiced at least (2) Business Days prior to the Closing Date, in connection with the preparation and negotiation of the Loan Documents.

    (g)    Letter of Direction. Borrower shall have delivered to Agent a letter of direction authorizing Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which letter of direction includes the authorization to transfer funds under this Agreement and the wire instructions that set forth the locations to which such funds shall be sent.

    (h)    KYC Information. Upon the request of any Lender made at least ten (10) Business Days prior to the Closing Date, Borrower shall have provided to such Lender (i) the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, and (ii) if any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, in form and substance satisfactory to Agent.

    (i)    Closing Certificate. Borrower shall have delivered to Agent and the Lenders an officer’s certificate certifying that, as of the Closing Date, (i) no Default or Event of Default exists nor immediately after the first Credit Event will exist, and (ii) each of the representations and warranties contained in Article VI hereof are true and correct in all material respects as of the Closing Date, except to the extent that any thereof expressly relate to an earlier date.

Section 4.3. Conditions to Making the Bruin Acquisition Loans. The obligation of the Lenders to make the Bruin Acquisition Loan shall be conditioned, solely on the satisfaction or waiver, of the following:

    (a)    First Credit Event. All conditions precedent as listed in Section 4.2 hereof shall have been satisfied.

    (b)    Notice of Borrowing. Borrower shall have submitted a Notice of Loan and otherwise complied with Section 2.5 hereof and clause (c) of this Section 4.3.

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(c)    Maximum Amount. The aggregate principal amount of Bruin Acquisition Loans requested pursuant to this Section 4.3 to fund the Bruin Acquisition shall not exceed One Billion Two Hundred Fifty Million Dollars ($1,250,000,000).

(d)    Acquisition. The Bruin Acquisition shall be consummated substantially concurrently with the making of the Loans hereunder on the Bruin Acquisition Closing Date in accordance with this Section 4.3 in all material respects in accordance with the Bruin Acquisition Agreement after giving effect solely to such amendments, modifications, supplements or waivers by Parent (or its applicable subsidiary) thereto or consents by Parent (or its applicable subsidiary) thereunder that are not materially adverse to the Lenders (in their respective capacities as such) or to which Agent has given its prior written consent (not to be unreasonably withheld, delayed or conditioned), it being understood and agreed that (i) any change in the purchase price not exceeding a ten percent (10%) increase or decrease in the aggregate purchase price consideration to be paid under the Bruin Acquisition Agreement will be deemed not to be materially adverse (and any such increase or decrease in such purchase consideration in the aggregate in excess of such threshold will be deemed to be materially adverse and shall require the prior written consent of Agent) to the interests of the Lenders and will not require the prior written consent of Agent to the extent that, in the case of any cash decrease, such decrease shall have been fully allocated to a reduction of the commitments under the Bridge Facility until such commitments are reduced to Zero Dollars ($0) and (ii) any such amendment, modification or waiver with respect to the definition of “Material Adverse Effect” contained in the Bruin Acquisition Agreement shall be deemed materially adverse to the Lenders and shall require the prior written consent of Agent.

(e)    Financial Statements. To the extent received by the arrangers under the Bridge Facility, Agent shall have received (i) audited consolidated balance sheets and related statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for the last three full fiscal years ended at least sixty (60) days prior to the Bruin Acquisition Closing Date, and unaudited consolidated and (to the extent available) consolidating balance sheets and related statements of income, shareholders’ equity and cash flows of the Parent and its Subsidiaries for each subsequent fiscal quarterly interim period or periods (other than the fourth fiscal quarterly interim period) ended at least forty (40) days prior to the Bruin Acquisition Closing Date (and the corresponding period(s) of the prior fiscal year), which shall have been reviewed by the independent accountants for the Parent as provided in PCAOB AS 4105; (ii) to the extent provided to the Parent (or any of its Subsidiaries) by Uma, as otherwise publicly available prior to the Bruin Acquisition Closing Date or as would be required by Rule 3-05 and Article 11 of Regulation S-X to be filed on a Form 8-K, regardless of the timing of such filing, audited consolidated annual financial statements of the Bruin Acquired Business as well as unaudited interim consolidated financial statements of the Bruin Acquired Business (which shall have been reviewed by the independent accountants for the Bruin Acquired Business as provided in PCAOB AS 4105) and (iii) if, and to the extent (1) required by Rule 3-05 of Regulation S-X (regardless of the passage of time) and (2) the Bruin Acquisition Closing Date does not occur on or prior to April 9, 2026, customary pro forma financial statements of Parent which meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder and required to be included in a Registration Statement under such Securities Act of 1933, as amended, on Form S-3.

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(f)    Closing Certificate. Borrower shall have delivered to Agent and the Lenders an officer’s certificate certifying that, as of the Bruin Acquisition Closing Date, the conditions set forth in clauses (d), (h), (i) and (j) of this Section 4.3 are satisfied.

(g)    Solvency Certificate. Parent shall have delivered to Agent a solvency certificate from the financial officer of Parent, substantially in the form of Exhibit C to the Bridge Facility Commitment Letter (the “Bruin Solvency Certificate”).

(h)    Representations and Warranties. On and as of the Bruin Acquisition Closing Date, the Bruin Acquisition Agreement Representations and the Bruin Specified Representations shall be true and correct.

(i)    Events of Default. There shall not have occurred and be continuing any Bruin Specified Default.

(j)    Target MAE. Since March 10, 2026, no Material Adverse Effect (as defined in the Bruin Acquisition Agreement as in effect on March 10, 2026) on the Company (as defined in the Bruin Acquisition Agreement as in effect on March 10, 2026) shall have occurred that is continuing.

(k)    Target Refinancing. Substantially concurrently with the consummation of the Bruin Acquisition and the funding of the Loans under this Section 4.3, all amounts (including principal and accrued and unpaid fees and interest) outstanding under that certain Third Amended and Restated Credit Agreement, dated as of August 12, 2025 (as amended, restated, amended and restated, supplemented or modified from time to time), by and among Uma, the subsidiary borrowers from time to time party thereto, the institutions from time to time parties thereto as lenders, Bank of America, N.A., as the administrative agent, shall be repaid in full (or solely in the case of undrawn letters of credit, either backstopped or subject to other arrangements, in each case, satisfactory to the issuers thereof and Borrower), and all commitments thereunder shall be terminated, and all guarantees and security interests securing the obligations thereunder shall be released and terminated.

Section 4.4. Certain Funds Period. With respect to the Bruin Certain Funds Commitment: without limiting (and subject to) the conditions set forth in Section 4.3 hereof, during the period from the date hereof until the Bruin Acquisition Closing Date (after giving effect to the funding of the Bruin Acquisition Loans on such date) and notwithstanding (a) any failure by Parent or any of its Subsidiaries to comply with any of the covenants contained in this Agreement, (b) the occurrence and continuance of any Default or Event of Default (other than a Bruin Specified Default) or (c) subject to the parenthetical in clause (b) above, any provision to the contrary in the Loan Documents, neither Agent nor the Lenders shall be permitted to (i) rescind or terminate the Bruin Certain Funds Commitment, (ii) refuse to participate in making its Bruin Acquisition Loan or (iii) exercise any right or set-off or counterclaim in respect of its Bruin Acquisition Loans, to the extent to do so would prevent, limit or delay the making of its Bruin Acquisition Loan; provided that, it is understood that the borrowing of the Bruin Acquisition Loans shall be subject to the satisfaction (or waiver) of the conditions in Section 4.3 hereof. The acceleration of the Bruin Acquisition Loans shall be permitted at any time after they

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have been funded only to the extent that an Event of Default is outstanding and continuing at such time as provided in Article VIII.

ARTICLE V. COVENANTS

    Section 5.1. Insurance. Each Company shall maintain with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.

    Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies for which it may be or become liable or to which any or all of its properties may be or become subject; provided that no Company shall be required to pay any such tax, assessment, governmental charge or levy (i) which is being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been established in accordance with GAAP or (ii) to the extent failure to make such payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. §§ 206-207) or any comparable provisions.

    Section 5.3. Financial Statements and Information.

    (a)    Quarterly Financials. Borrower shall deliver to Agent, within forty-five (45) days after the end of each of the first three quarter-annual periods of each fiscal year of Parent, balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders’ equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and certified by a Financial Officer of Parent as being fair and accurate in all material respects subject to footnotes and year-end adjustments.

    (b)    Annual Audit Report. Borrower shall deliver to Agent, within ninety (90) days after the end of each fiscal year of Parent, an annual audit report of the Companies for that year prepared on a Consolidated and condensed consolidating basis (provided that consolidating statements need not be certified by an independent public accountant), in accordance with GAAP, and certified by a nationally recognized independent public accountant, which report shall include balance sheets and statements of income (loss), stockholders’ equity and cash-flow for that period.

(c)    Compliance Certificate. Borrower shall deliver to Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

    (d)    Shareholder and SEC Documents. Borrower shall deliver to Agent, as soon as available, copies of all registration statements and annual and quarterly reports sent by Parent (in final form) to the SEC.

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    (e)    Financial Information of Companies. Borrower shall deliver to Agent and the Lenders, within ten days of the written request of Agent or any Lender, such other information about the financial condition, properties and operations of any Company as Agent or such Lender may from time to time reasonably request.

Information required to be delivered pursuant to this Section 5.3 shall be deemed to be delivered if such information, or one or more annual, quarterly or current reports containing such information shall have been posted by Agent on the Intralinks, SyndTrak or a substantially similar electronic transmission system, on the website of the SEC at http://www.sec.gov or on the website of Borrower. Information required to be delivered pursuant to this Section 5.3 may also be delivered by electronic communications pursuant to procedures approved by Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining copies of such documents.

    Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent, or any representative of Agent, to examine the books and records of such Company, as requested, and to make excerpts therefrom and transcripts thereof; provided that, in absence of an Event of Default existing, all such inspections shall be limited to no more than one time in any fiscal year of Parent.

    Section 5.5. Franchises; Change in Business. Except as otherwise permitted pursuant to Section 5.12 hereof, each Credit Party shall preserve and maintain at all times its existence, and its rights and franchises necessary for its business.

    Section 5.6. ERISA Pension and Benefit Plan Compliance. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan, in each case that would reasonably be expected to have a Material Adverse Effect. Borrower shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred that would reasonably be expected to have a Material Adverse Effect, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the IRS with respect to any ERISA Plan administered by such Company that would reasonably be expected to have a Material Adverse Effect; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the IRS. As soon as practicable, and in any event within thirty (30) days, after any Company shall become aware that an ERISA Event shall have occurred that would reasonably be expected to have a Material Adverse Effect, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such

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Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto.

    Section 5.7. Financial Covenants.

    (a)    Leverage Ratio. The Companies shall not suffer or permit as of the last day of any fiscal quarter the Leverage Ratio to exceed 3.50 to 1.00 (or 4.00 to 1.00 during any Leverage Ratio Step-Up Period).

    Section 5.8. [Reserved].

    Section 5.9. Liens. No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section 5.9 shall not apply to the following:

    (a)    Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

    (b)    other statutory Liens, including, without limitation, statutory Liens of landlords, carriers, warehousers, utilities, mechanics, repairmen, workers and materialmen, incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the incurring of Indebtedness or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

    (c)    easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

    (d)    any Lien granted to Agent, for the benefit of the Lenders;

(e)    the Liens existing on the Closing Date (and to the extent such Liens existing on the Closing Date secure debt having a principal amount in excess of Ten Million Dollars ($10,000,000), as set forth in Schedule 5.9 hereto), and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased;

    (f)    pledges or deposits in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and (ii) public utility services provided to the Companies;

    (g)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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    (h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.8;

    (i)    Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry;

    (j)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (i) interfere in any material respect with the ordinary conduct of the business of the Companies, or (ii) secure any Indebtedness;

    (k)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

(l)    any other Liens securing Indebtedness or other obligations of the Companies not in excess of, for all of the Companies, twenty-five percent (25%) of Consolidated Net Worth, based on the financial statements of the Companies for the most recently completed fiscal quarter.

    Section 5.10. Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

    Section 5.11. [Reserved].

    Section 5.12. Fundamental Changes. The Borrower will not, nor will it permit any Significant Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a)    any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Wholly-Owned Subsidiary is merging with another Subsidiary, a Wholly-Owned Subsidiary shall be the continuing or surviving Person;

(b)    any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Wholly-Owned Subsidiary, then the transferee shall either be the Borrower or another Wholly-Owned Subsidiary; and

(c)    any Subsidiary may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing.

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    Section 5.13. [Reserved].

    Section 5.14. Notice. Borrower shall cause a Financial Officer to promptly notify Agent upon any Financial Officer becoming aware of the occurrence of any Default or Event of Default.

    Section 5.15. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect. No Company shall cause the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law except to the extent such release or disposal does not or is not reasonably expected to have a Material Adverse Effect.

    Section 5.16. [Reserved].

    Section 5.17. Use of Proceeds. Borrower’s use of the proceeds of the Loans and Letters of Credit shall be solely for working capital and other general corporate purposes of Parent and its Subsidiaries and for Acquisitions, and the repayment of existing Indebtedness. Borrower will not, directly or indirectly, use the proceeds of the Loans and Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) (i) to fund any activities or business of or with any Person that, at the time of such funding, is the subject of Sanctions, or in any country or territory, that, at the time of such funding, is a Sanctioned Country, in each case, except to the extent permitted for a Person required to comply with Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Lender, Issuing Lender, agent, investor, or otherwise); or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.

    Section 5.18. Subsidiary Guaranties.

    (a)    Provision of Subsidiary Guaranties. Each Significant Subsidiary that is a Domestic Subsidiary created, acquired or held subsequent to the Closing Date, shall promptly execute and deliver to Agent, for the benefit of the Lenders, a Guaranty of Payment (or a Guaranty of Payment Joinder) of all of the Obligations, such agreement to be in the form and substance reasonably satisfactory to Agent, along with any such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel as may be deemed reasonably necessary or advisable by Agent; provided that, notwithstanding anything herein to the contrary, any such Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary shall not be required to become a Guarantor of Payment.

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    (b)    Release of Non-Significant Subsidiary Guaranties. Borrower may from time to time request that certain Guarantors of Payment (other than Parent) be released from their respective Guaranties of Payment (and Agent is authorized by the Lenders to release such Guarantors of Payment from their Guaranty of Payment); provided that, as of the date of such release, such Subsidiary does not constitute a Significant Subsidiary and no Default or Event of Default shall exist or be caused thereby. In connection with granting any such release, Agent shall be entitled to rely on a representation by Borrower that the conditions to such release are satisfied.

    (c)    Release of Guarantor Upon Sale or Disposition. Upon the sale or disposition permitted under this Agreement of a Guarantor of Payment other than Parent (by merger or otherwise) to a Person that is not a Company, and which sale or disposition is otherwise in compliance with the terms of this Agreement, Agent shall release such Guarantor of Payment from its Guaranty of Payment upon the written request of Borrower and, if required by Agent, a certificate of a Financial Officer and an opinion of counsel to the effect that the transaction giving rise to the release of such Guaranty of Payment was made in accordance with the provisions of this Agreement.

    (d)    Guarantor of Senior Note Indebtedness. Notwithstanding anything herein to the contrary, Borrower shall cause to be executed and delivered to Agent and the Lenders, Guaranties of Payment of each Domestic Subsidiary of Parent that is not a Subsidiary of a Foreign Subsidiary (other than Borrower or an existing Guarantor of Payment) that is liable at any time, whether as a direct borrower, a Guarantor or otherwise, under the Senior Note Indebtedness, with such Guaranties of Payment to be delivered simultaneously with such Subsidiary becoming so liable under the Senior Note Indebtedness; provided that, (a) in the event that any such Subsidiary is only liable for a portion of the Senior Note Indebtedness, the Guaranty of Payment delivered by such Subsidiary shall be limited to an undivided percentage of the Indebtedness created under this Agreement equal to the proportion that the liability of such Subsidiary in respect of the Senior Note Indebtedness bears to the entire amount of the Senior Note Indebtedness; and (b) the foregoing provisions shall not limit the right of Parent to request a release from any such Guaranty of Payment in the event that such Subsidiary ceases to be obligated in respect of the Senior Note Indebtedness or the obligations of the Lenders to grant such a release, in each case in accordance with the terms hereof.

    (e)    Additions to Guarantors. Borrower may, in its sole and absolute discretion, designate any Subsidiary of Parent (that is not already a Guarantor of Payment) to become a Guarantor of Payment hereunder by executing and delivering a Guaranty of Payment to Agent.

    (f)    Deliveries. In connection with the delivery of any Guaranty of Payment under this Section 5.18, Borrower shall provide such other documentation to Agent, including, without limitation, one or more opinions of counsel reasonably satisfactory to Agent, corporate documents and resolutions, which, in the reasonable opinion of Agent, is reasonably necessary or advisable in connection therewith.

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    (g)    Effectiveness of Release. No release of a Guarantor of Payment under this Section 5.18 shall be effective until such release has been confirmed in writing by Agent which confirmation Agent shall give upon the release of a Guarantor of Payment in accordance with the terms of this Agreement. Any Guarantor of Payment not so released in writing shall remain liable for the full amount of the Obligations.

    Section 5.19. [Reserved].

    Section 5.20. Pari Passu Ranking. The Obligations shall, and Borrower shall take all necessary action to ensure that the Obligations shall, at all times, rank at least pari passu in right of payment with all other senior unsecured Indebtedness of Parent and Borrower.

    Section 5.21. [Reserved].

    Section 5.22. Beneficial Ownership. Borrower shall provide to Agent and the Lenders: (a) confirmation of the accuracy of the information set forth in the most recent Beneficial Ownership Certification provided to Agent and Lenders, if any, promptly following any request therefor (or an updated Beneficial Ownership Certification if applicable); (b) a new Beneficial Ownership Certification, if applicable, in form and substance acceptable to Agent and each Lender, when the individual(s) to be identified as a beneficial owner have changed; and (c) such other KYC Information reasonably requested by Agent or any Lender.

    Section 5.23. Compliance with Laws.

(a)    Each of Parent and Borrower shall, and shall cause each Subsidiary to, comply in all material respects with all Laws, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, Anti-Corruption Laws and applicable Sanctions; provided, that it shall not be deemed to be in violation of this Section 5.23(a) if any failure to comply with any Law (other than Anti-Corruption Laws and applicable Sanctions) would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would not constitute a Material Adverse Effect. Each of Parent and Borrower shall take such actions it determines to be reasonably necessary to ensure material compliance by Parent, Borrower, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

    (b)    Each of Parent and Borrower will maintain in effect policies and procedures designed to promote compliance by Parent, Borrower, the Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with applicable Anti-Corruption Laws.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

    Section 6.1. Existence, Qualification and Power.

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(a)    Each Company (other than a Dormant Subsidiary) (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in each case referred to in clause (i) (other than with respect to Borrower), (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    As of the Closing Date, Schedule 6.1 hereto sets forth (i) each Company (and whether a Subsidiary is a Dormant Subsidiary or Significant Subsidiary), (ii) each Company’s state or jurisdiction of organization, (iii) such Company’s relationship to Parent, including the percentage of each class of stock or other equity interest owned by a Company, (iv) each Person that owns the stock or other equity interest of each Company, (v) such Company’s tax identification number, and (vi) the location of such Company’s chief executive office and its principal place of business.

    Section 6.2. Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by each Credit Party of the Loan Documents do not and will not (a) contravene the terms of any Credit Party’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which any Credit Party is a party or affecting a Credit Party or the properties of Borrower or any other Credit Party or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or any other Credit Party or its property is subject or (c) violate any Law in any material respect.

    Section 6.3. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and in full force and effect.

    Section 6.4. Execution and Delivery; Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

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    Section 6.5. Financial Statements; No Material Adverse Effect.

(a)    Financial Statements. The 2025 Audited Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of Parent, Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. The unaudited consolidated balance sheet of Parent, Borrower and its Subsidiaries and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on November 30, 2025 were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of Parent, Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby, subject to the absence of notes and to normal year-end audit adjustments.

(b)    No Material Adverse Change. Since the date of the 2025 Audited Financial Statements, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

    Section 6.6. Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of Borrower, threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against Parent, Borrower or any Subsidiary or against any of their properties or revenues that (a) except as specifically disclosed in Schedule 6.6, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.

    Section 6.7. Environmental Laws. As of the Closing Date, based upon a review of the effect of Environmental Laws on the business of Parent and its Subsidiaries, Parent has concluded that there have been no violations of Environmental Laws, and there are no reasonably foreseeable violations of Environmental Laws, that would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, neither Parent nor any Subsidiary has received any notice to the effect that its operations (a) are not in material compliance with any of the requirements of applicable Environmental Laws or (b) are the subject of any federal or state investigation evaluating whether any remedial action is needed to be performed by the Parent or such Subsidiary to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or investigation would reasonably be expected to have a Material Adverse Effect.

Section 6.8. Employee Benefits Plans. No ERISA Event is expected to occur with respect to an ERISA Plan that would reasonably be expected to have a Material Adverse Effect. Borrower represents and warrants, as of the Closing Date, that Borrower is not, and Borrower will not be, using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitment.

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    Section 6.9. Property.

(a)    Ownership of Properties. Each of Parent, Borrower and each other Subsidiary (other than a Dormant Subsidiary) has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)    Intellectual Property. Each of Parent, Borrower and each other Subsidiary (other than a Dormant Subsidiary) owns, licenses or possesses the right to use all of the trademarks, tradenames, service marks, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, and the use thereof by Borrower and or any other Company does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of Parent, Borrower and each other Subsidiary (other than a Dormant Subsidiary) as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.

    Section 6.10. Taxes. Parent, Borrower and each other Subsidiary (other than a Dormant Subsidiary) have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

    Section 6.11. Disclosure. Borrower has disclosed to Agent, the Issuing Lender and the Lenders all agreements, instruments and corporate or other restrictions to which Parent, Borrower and any of their Subsidiaries is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of Borrower to any Agent, any Issuing Lender or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, Borrower represents only that such information was prepared in good faith based

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upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).

    Section 6.12. Compliance with Laws. Each Company (other than a Dormant Subsidiary) is in compliance with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    Section 6.13. Regulations T, U and X. Neither Parent nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock, and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose in any way that would violate Regulation T, U or X.

    Section 6.14. Investment Company Act. Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

    Section 6.15. Sanctions; Anti-Corruption.

    (a)    None of Parent, Borrower, any of their Subsidiaries or any director, officer, of Borrower or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned fifty percent (50.0%) or more, individually or in the aggregate, directly or indirectly, or controlled by persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Government of Canada (including Global Affairs Canada), or any other relevant sanctions authority having jurisdiction over Parent, Borrower or its Subsidiaries or any Lender (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each a “Sanctioned Country”).

    (b)    Parent, Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of Parent, Borrower, the agents of Parent, Borrower and their Subsidiaries, are in compliance with all applicable Sanctions and Anti-Corruption Laws, in all material respects. Parent, Borrower and their Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions and Anti-Corruption Laws.

    (c)    On and as of the Bruin Acquisition Closing Date, there shall be no Default or Event of Default under the second sentence of Section 5.17 hereof.

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    Section 6.16. Solvency. Borrower is Solvent as of the Closing Date.

    Section 6.17. Beneficial Ownership. As of (a) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4.2(h)(ii) is true and correct in all respects and (b) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.22 is true and correct in all respects.

ARTICLE VII. EVENTS OF DEFAULT

    Any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

    Section 7.1. Payments. If (a) the interest on any Loan or any facility or other fee shall not be paid in full punctually when due and payable or within five Business Days thereafter, or (b) the principal of any Loan or any obligation under any Letter of Credit shall not be paid in full when due and payable.

    Section 7.2. Special Covenants. If any Company shall fail or omit to perform and observe Section 5.7, 5.9, 5.12 or 5.17 hereof.

    Section 7.3. Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 7.1 or 7.2 hereof) contained or referred to in this Agreement or any other Loan Document that is on the part of such Company to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to Borrower by Agent or the Required Lenders that the specified Default is to be remedied.

    Section 7.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any other Loan Document shall be false or erroneous in any material respect when made or deemed made.

    Section 7.5. Material Indebtedness.

(a)    If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto.

(b)    If any Material Indebtedness Agreement shall become due before its stated maturity by the acceleration of the maturity thereof by reason of default.

    Section 7.6. ERISA Default. The occurrence of one or more ERISA Events that would reasonably be expected to have a Material Adverse Effect.

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    Section 7.7. Change in Control. If any Change in Control shall occur.

    Section 7.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of ninety (90) days after the date on which the right to appeal has expired, provided that such occurrence shall constitute an Event of Default only if the aggregate of all such judgments for all such Companies, shall exceed One Hundred Fifty Million Dollars ($150,000,000) (less any amount that is covered by the proceeds of insurance and is not subject to dispute by the insurance provider).

    Section 7.9. Validity of Loan Documents. (a) the validity, binding effect or enforceability of any Material Loan Document against any Credit Party shall be contested by any Credit Party; (b) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (c) any Material Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby. As used herein “Material Loan Documents” means this Agreement, each Note and each Guaranty of Payment.

    Section 7.10. Solvency. If Parent, Borrower or any other Significant Subsidiary shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business; (b) generally not pay its debts as such debts become due; (c) make a general assignment for the benefit of creditors; (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee, a liquidator, an agent or any other similar official of all or a substantial part of its assets or of such Company; (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under the Bankruptcy Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or Law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be; (f) file a voluntary petition under the Bankruptcy Code; (g) have an involuntary proceeding under the Bankruptcy Code filed against it and the same shall continue undismissed for a period of sixty (60) consecutive days from commencement of such proceeding or case; (h) file a petition, an answer, an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other Law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors; (i) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company; (j) have an administrative receiver appointed over the whole or substantially the whole of its assets, or of such Company; or (k) take any action in order thereby to effect any of the foregoing.

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ARTICLE VIII. REMEDIES UPON DEFAULT

    Notwithstanding any contrary provision or inference herein or elsewhere:

    Section 8.1. Optional Defaults. If any Event of Default referred to in Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, or 7.9 hereof shall occur, Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, give written notice to Borrower to:

    (a)    terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan, and the obligation of the Issuing Lender to issue any Letter of Credit, immediately shall be terminated; and/or

    (b)    accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

    Section 8.2. Automatic Defaults. If any Event of Default referred to in Section 7.10 hereof shall occur:

    (a)    all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Issuing Lender be obligated to issue any Letter of Credit; and

    (b)    the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

    Section 8.3. Letters of Credit. If the maturity of the Obligations shall be accelerated pursuant to Section 8.1 or 8.2 hereof, Borrower shall immediately deposit with Agent, as security for the obligations of Borrower and any Guarantor of Payment to reimburse Agent and the Revolving Lenders for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Revolving Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Revolving Lender (or any Affiliate of such Revolving Lender, wherever located) to or for the credit or account of any Company, as security for the obligations of Borrower and any Guarantor of Payment to reimburse Agent and the Revolving Lenders for any then outstanding Letters of Credit.

    Section 8.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 7.10 hereof or if the maturity of the Obligations is accelerated pursuant to Section 8.1 or 8.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by Borrower to such

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Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 8.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any Affiliate of such Lender, wherever located) to or for the credit or account of Borrower or any Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to Agent for further application in accordance with the provisions of Section 10.10 hereof and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Agent, the applicable Issuing Lender, and the Lenders, and (b) the Defaulting Lender shall provide promptly to Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the applicable Issuing Lender and their respective Affiliates under this Section 8.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates may have.

    Section 8.5. Equalization Provisions. Each Lender agrees with the other Lenders that, if it at any time shall obtain any Advantage over the other Lenders, or any thereof, in respect of the Obligations (except as to Swing Loans and Letters of Credit prior to Agent’s giving of notice to participate and amounts under Article III hereof), such Lender, upon written request of Agent, shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that, if it at any time shall receive any payment for or on behalf of Borrower on any Indebtedness owing by Borrower to that Lender (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other Indebtedness, by counterclaim or cross action, by enforcement of any right under any Loan Document, or otherwise), it shall apply such payment first to any and all Indebtedness owing by Borrower to that Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 8.5 or any other section of this Agreement). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 8.5 may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
    Section 8.6. Other Remedies. The remedies in this Article VIII are in addition to, and not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. Agent shall exercise the rights under this Article VIII and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

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    Section 8.7. Application of Proceeds.

    (a)    Payments Prior to Exercise of Remedies. Prior to the exercise by Agent, on behalf of the Lenders, of remedies under this Agreement or the other Loan Documents, all monies received by Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by Applicable Law, as follows (provided that Agent shall have the right at all times to apply any payment received from Borrower first to the payment of all obligations (to the extent not paid by Borrower) incurred by Agent pursuant to Sections 10.5 and 10.6 hereof):

    (i)    with respect to payments received in connection with the Revolving Credit Commitment, to the Revolving Lenders; and

(ii)    with respect to payments received in connection with an Additional Term Loan Facility, to the applicable Lenders.

    (b)    Payments Subsequent to Exercise of Remedies. After the exercise by Agent or the Required Lenders of remedies under this Agreement or the other Loan Documents, all monies received by Agent shall be applied, unless otherwise required by the terms of the other Loan Documents or by Applicable Law, as follows:

    (i)    first, to the payment of all costs, expenses and other amounts (to the extent not paid by Borrower) incurred by Agent pursuant to Sections 10.5 and 10.6 hereof;

    (ii)    second, to the payment pro rata of (A) interest then accrued and payable on the outstanding Loans, (B) any fees then accrued and payable to Agent, (C) any fees then accrued and payable to the Issuing Lender or the holders of the Letter of Credit Commitment in respect of the Letter of Credit Exposure, (D) any facility fees, amendment fees and similar fees shared pro rata among the Lenders entitled thereto under this Agreement that are then accrued and payable, and (E) to the extent not paid by Borrower, to the obligations incurred by the Lenders (other than Agent) pursuant to Sections 10.5 and 10.6 hereof;

    (iii)    third, for payment of principal outstanding on the Loans and the Letter of Credit Exposure, on a pro rata basis to the Lenders, based upon each such Lender’s Commitment Percentage, provided that the amounts payable in respect of the Letter of Credit Exposure shall be held and applied by Agent as security for the reimbursement obligations in respect thereof, and, if any Letter of Credit shall expire without being drawn, then the amount with respect to such Letter of Credit shall be distributed to the Lenders, on a pro rata basis in accordance with this subpart (iii); and

    (iv)    finally, any remaining surplus after all of the Obligations have been paid in full, to Borrower or to whomsoever shall be lawfully entitled thereto.

ARTICLE IX. THE AGENT

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    The Lenders authorize KeyBank and KeyBank hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

    Section 9.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its Affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence, bad faith or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of Borrower or any other Company, or the financial condition of Borrower or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article IX are solely for the benefit of Agent and the Lenders, and neither Borrower nor any of the Credit Parties shall have rights as a third party beneficiary of any of such provisions.

    Section 9.2. Note Holders. Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of Agent) until written notice of transfer shall have been filed with Agent, signed by such payee and in form satisfactory to Agent (such transfer to have been made in accordance with Section 10.9 hereof).

    Section 9.3. Consultation With Counsel. Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by Agent in accordance with the opinion of such counsel.

    Section 9.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral

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obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

    Section 9.5. Agent and Affiliates. KeyBank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though KeyBank were not Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to other Lenders. With respect to Loans and Letters of Credit (if any), KeyBank and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though KeyBank were not Agent, and the terms “Lender” and “Lenders” include KeyBank and its Affiliates, to the extent applicable, in their individual capacities.

    Section 9.6. Knowledge or Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent has received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable, in its discretion, for the protection of the interests of the Lenders.

    Section 9.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

    Section 9.8. Release of Guarantor of Payment . In the event of a merger or consolidation or similar event, or as otherwise permitted pursuant to this Agreement, Agent, at the request and expense of Borrower, is hereby authorized by the Lenders to release a Guarantor of Payment in connection with such permitted event.

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    Section 9.9. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction.

    Section 9.10. Indemnification of Agent. The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent with respect to this Agreement or any other Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements resulting from Agent’s gross negligence, bad faith or willful misconduct, as determined by a final and non-appealable judgment of a court of competent jurisdiction, or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement or any other Loan Document. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 9.10. The undertaking in this Section 9.10 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of Agent.

    Section 9.11. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrower and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Borrower so long as an Event of Default under Section 7.1 or 7.10 hereof has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent’s notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent; provided that, notwithstanding the foregoing, any successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof having capital and surplus of at least One Hundred Million Dollars ($100,000,000). If no successor agent has accepted appointment as Agent by the date that is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term “Agent” means such successor effective upon its appointment, and the former agent’s rights, powers and duties as agent shall be terminated without any other or

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further act or deed on the part of such former agent or any of the parties to this Agreement. After any retiring Agent’s resignation as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

    Section 9.12. Issuing Lender. The Issuing Lender shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by the Issuing Lender and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent”, as used in this Article IX, included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

    Section 9.13. Swing Line Lender. The Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans. The Swing Line Lender shall have all of the benefits and immunities (a) provided to Agent in this Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with the Swing Loans as fully as if the term “Agent”, as used in this Article IX, included the Swing Line Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Swing Line Lender.

    Section 9.14. Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

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    Section 9.15. No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s or its Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other anti-terrorism Law, including any programs involving any of the following items relating to or in connection with Borrower, its Affiliates or agents, the Loan Documents or the transactions hereunder: (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices, or (e) any other procedures required under the CIP Regulations or such other Laws.

    Section 9.16. Other Agents. The financial institutions identified on the cover page of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being a “Joint Lead Arranger”, “Syndication Agent” or “Bookrunner” (collectively, the “Other Agents”) shall have no rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than, in the case of a Lender, those applicable to all Lenders as such. Without limiting the foregoing, the Other Agents shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

ARTICLE X. MISCELLANEOUS

    Section 10.1. Lenders’ Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents.

    Section 10.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of Agent) in exercising any right, power or remedy hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other

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rights, powers or privileges held under any of the Loan Documents or by operation of law, by contract or otherwise.

    Section 10.3.    Amendments, Waivers and Consents.

    (a)    General Rule. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom (other than pursuant to Section 2.9(b) or (c) hereof), shall be effective unless the same shall be in writing and signed by the Required Lenders and, in the case of amendments or modifications, Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    (b)    Exceptions to the General Rule. Notwithstanding the provisions of subsection (a) of this Section 10.3:

    (i)    Specific Consent Requirements. The consent of any Lender directly impacted thereby shall be required with respect to (A) any increase in the Commitment of any Lender hereunder (except as specified in Section 2.9(b) or (c) hereof), (B) the extension of maturity of the Loans held by such Lender, the payment date of interest or scheduled principal hereunder, or the payment date of facility fees payable hereunder, (C) any reduction in the stated rate of interest on the Loans held by such Lender (provided that the institution of the Default Rate or post default interest and a subsequent removal of the Default Rate or post default interest shall not constitute a decrease in interest rate pursuant to this Section 10.3), or in any amount of interest or scheduled principal due on any Loan, or any reduction in the stated rate of facility fees payable hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Lenders hereunder, (D) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (E) the release of Borrower or any Guarantor of Payment, except as specifically permitted hereunder, or (F) any amendment to this Section 10.3 or Section 8.5 hereof.

    (ii)    Provisions Relating to Special Rights and Duties. No provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. The Agent Fee Letter may be amended or modified by Agent and Borrower without the consent of any other Lender. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

    (iii)    Technical and Conforming Modifications. Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of Borrower and Agent (A) if such modifications are not adverse to the Lenders and are requested by Governmental Authorities or necessary to comply with local law or advice of local counsel, (B) to cure any ambiguity, defect or inconsistency, or (C) to the

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extent necessary to integrate any increase in the Commitment or new Loans pursuant to Section 2.9(b) hereof.

    (c)    Replacement of Non-Consenting Lender. If, in connection with any proposed amendment, waiver or consent hereunder, (i) the consent of all Lenders is required, but only the consent of Required Lenders is obtained, or (ii) the consent of Required Lenders is required, but the consent of the Required Lenders is not obtained (any Lender withholding consent as described in subparts (i) and (ii) hereof being referred to as a “Non-Consenting Lender”), then, so long as Agent is not the Non-Consenting Lender, Agent may (and shall, if requested by Borrower), at the sole expense of Borrower, upon notice to such Non-Consenting Lender and Borrower, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with the restrictions contained in Section 10.9 hereof) all of its interests, rights and obligations under this Agreement to a financial institution acceptable to Agent and Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from such financial institution (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts, including any breakage compensation under Article III hereof), and (B) the applicable assignee shall have consented to the proposed amendment, waiver or consent at issue.

    (d)    Generally. Notice of amendments, waivers or consents ratified by the Lenders hereunder shall be forwarded by Agent to all of the Lenders. Each Lender or other holder of a Note, or if there is no Note, the holder of the interest as reflected on the books and records of Agent (or interest in any Loan or Letter of Credit) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 10.3, regardless of its failure to agree thereto.

    Section 10.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered (if received during normal business hours on a Business Day, such Business Day, or otherwise the following Business Day), or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile or electronic communication, in each case of facsimile or electronic communication with telephonic confirmation of receipt. All notices pursuant to any of the provisions hereof shall not be effective until received. For purposes of Article II hereof, Agent shall be entitled to rely on telephonic instructions from any person that Agent in good faith believes is an Authorized Officer, and Borrower shall hold Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

    Section 10.5. Costs and Expenses. Borrower agrees to pay on demand all costs and expenses of Agent, including but not limited to (a) syndication, administration, travel and

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reasonable out-of-pocket expenses, including but not limited to reasonable and documented attorneys’ fees and expenses, of one counsel to Agent (and, to the extent reasonably necessary, one local counsel in any relevant material jurisdiction (and, in the event of any actual conflict of interest, one additional counsel to each group of affected persons similarly situated)) in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable and documented fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower also agrees to pay on demand all costs and expenses of Agent and the Lenders, including reasonable attorneys’ fees, in connection with the restructuring or enforcement of the Obligations, this Agreement or any Related Writing. In addition, Borrower shall pay any and all charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such fees. All obligations provided for in this Section 10.5 shall survive any termination of this Agreement.

    Section 10.6. Indemnification. Borrower agrees to defend, indemnify and hold harmless Agent, the Issuing Lender and the Lenders (and their respective Affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations; provided that no Lender nor Agent shall have the right to be indemnified under this Section 10.6 (a) for its own gross negligence, bad faith or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (b) to the extent arising from a material breach of its obligations hereunder, as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (c) as a result of a dispute among Lenders solely against each other, other than (i) claims against any Lead Arranger or Agent, in each case in its capacity as such, and (ii) arising from an act or omission of any Credit Party. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement. Notwithstanding the foregoing, the obligations provided for in this Section 10.6 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

    Section 10.7. Obligations Several; No Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default.

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The relationship between Borrower and the Lenders with respect to the Loan Documents and the other Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

    Section 10.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile or other electronic signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

    Section 10.9. Successors and Assigns.

    (a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section 10.9, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 10.9, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section 10.9 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.9 and, to the extent expressly contemplated hereby, the Related Parties of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

    (b)    Assignments by Lenders. Any Lender may at any time assign to one (1) or more assignees all or a portion of its rights and obligations under this Agreement (including, without limitation (i) such Lender’s Commitment, (ii) all Loans made by such Lender, (iii) such Lender’s Notes (if any), and (iv) such Lender’s interest in any Letter of Credit or Swing Loan); provided that any such assignment shall be subject to the following conditions:

        (i)    Minimum Amounts.

(A)    no minimum amount is required to be assigned in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment (to the extent the Commitment is still in effect) and the Loans at the time owing to such Lender, (y) contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in subpart (b)(i)(B) of this Section 10.9 in the aggregate, or (z) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

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(B)     in any case not described in subpart (b)(i)(A) of this Section 10.9, the aggregate amount of each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Agent (or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date)) shall not be less than Five Million Dollars ($5,000,000), unless each of Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the portion of such Lender’s Commitment assigned, except that this subpart (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations with respect to separate facilities on a non-pro rata basis.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.9 and, in addition:

(A)    the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default under Section 7.1 or 7.10 hereof has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that (y) Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within ten (10) Business Days after having received notice thereof, and (z) Borrower’s consent shall not be required during the primary syndication of the Commitment;

(B)    the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)    the consent of the Issuing Lender and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment, in respect of the Revolving Credit Commitment, to a Person that is not a Lender.

(iv)    Assignment Agreement. The parties to each assignment shall execute and deliver to Agent an Assignment Agreement, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500); provided that Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire in a form supplied by Agent.

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(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) Borrower or any of Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any Person that, upon becoming a Lender, would constitute a Defaulting Lender.

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Agent, the Issuing Lender, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this subpart (vii), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii)    Treatment as Lenders. Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section 10.9, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement, and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article III and Sections 10.5 and 10.6 hereof with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subpart shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.9.

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    (c)    Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one (1) of its offices a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

    (d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Notes, if any, held by it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Agent, the Issuing Lender, the Swing Line Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.10 with respect to any payments made by such Lender to any of its Participants.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following (to the extent that it affects such Participant): (i) any increase in the portion of the participation amount of any Participant over the amount thereof then in effect, or any extension of the Commitment Period; or (ii) any reduction of the principal amount of or extension of the time for any payment of principal on any Loan, or the reduction of the rate of interest or extension of the time for payment of interest on any Loan, or the reduction of the facility fee. Borrower agrees that each Participant shall be entitled to the benefits of Article III hereof (subject to the requirements and limitations therein, including the requirements under Section 3.2(e) hereof (it being understood that the documentation required under Section 3.2(e) hereof shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.9; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.4 and 3.6 hereof as if it were an assignee under subsection (b) of this Section 10.9; and (B) shall not be entitled to receive any greater payment under Article III hereof, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable

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participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 3.6 hereof with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.4 hereof as though it were a Lender; provided that such Participant agrees to be subject to Section 8.5 hereof as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which such Lender enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

    (e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

    Section 10.10. Defaulting Lenders.

    (a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

    (i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders. Any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

    (ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII hereof or otherwise) or received by Agent from a Defaulting Lender pursuant to Section 8.4 hereof shall be applied at such time or times as may be determined by Agent as follows: (A) first, to the payment of amounts owing by such Defaulting Lender to Agent hereunder; (B) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the

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Issuing Lender or Swing Line Lender hereunder; (C) third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.12 hereof; (D) fourth, as Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent; (E) fifth, if so determined by Agent and Borrower, to be held in a deposit account and released pro rata in order to (1) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (2) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.12 hereof; (F) sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (G) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (H) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (y) such payment is a payment of the principal amount of any Loans or any Letter of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (z) such Loans were made or reimbursement of any payment on any Letters of Credit were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.1 hereof were satisfied or waived, such payment shall be applied solely to pay the Loans of, and the Letter of Credit Exposure owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Exposure owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Letter of Credit Exposure and Swing Loans are held by the Lenders pro rata in accordance with the Commitment under the applicable facility without giving effect to subpart (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subpart (ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

    (iii)    Certain Fees

    (A)    No Defaulting Lender shall be entitled to receive any facility fee for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

    (B)    Each Defaulting Lender shall be entitled to receive letter of credit fees, as set forth in Section 2.2(b) hereof for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage

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of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.12 hereof.

    (C)    With respect to any fee not required to be paid to any Defaulting Lender pursuant to subpart (A) or (B) above, Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Letter of Credit Exposure or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to subpart (iv) below, (2) pay to the Issuing Lender and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

    (iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in the Letter of Credit Exposure and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages with respect thereto (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment Percentage with respect to the Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

    (v)    Cash Collateral, Repayment of Swing Loans. If the reallocation described in subpart (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under Law, (x) first, prepay Swing Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.12 hereof.

    (b)    Defaulting Lender Cure. If Borrower, Agent, the Swing Line Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Agent may determine to be reasonably necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable facility (without giving effect to subpart (a)(iv) above), whereupon such Lender will cease to be a Defaulting Lender; provided that (i) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender, and (ii) except to the extent otherwise expressly agreed by the affected

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parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

    (c)    New Swing Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

    (d)    Replacement of Defaulting Lenders. Each Lender agrees that, during the time in which any Lender is a Defaulting Lender, Agent shall have the right (and Agent shall, if requested by Borrower), at the sole expense of Borrower, upon notice to such Defaulting Lender and Borrower, to require that such Defaulting Lender assign and delegate, without recourse (in accordance with the restrictions contained in Section 10.9 hereof), all of its interests, rights and obligations under this Agreement to an Eligible Assignee, approved by Borrower (unless an Event of Default shall exist) and Agent, that shall assume such obligations.

    Section 10.11. Patriot Act Notice. Each Lender, and Agent (for itself and not on behalf of any other party), hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act and other applicable “know your customer” and anti-money laundering rules and regulations, such Lender and Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender or Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act and other applicable “know your customer” and anti-money laundering rules and regulations. Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by Agent or a Lender in order to assist Agent or such Lender in maintaining compliance with the Patriot Act.

    Section 10.12. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.
    Section 10.13. Investment Purpose. Each of the Lenders represents and warrants to Borrower that such Lender is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

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    Section 10.14. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

    Section 10.15. Limitations on Liability of the Issuing Lender. Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Lender against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the account party on such Letter of Credit shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to such account party, to the extent of any direct, but not consequential, damages suffered by such account party that such account party proves were caused by (i) the Issuing Lender’s willful misconduct, bad faith or gross negligence (as determined by a final judgment of a court of competent jurisdiction) in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit, or (ii) the Issuing Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation.

    Section 10.16. No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower, any other Companies, or any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

    Section 10.17. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

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    Section 10.18. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

        (i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

    Section 10.19. Platform.

    (a)    Each Credit Party agrees that Agent may, but shall not be obligated to, make the Communications (as defined below) available to the applicable Issuing Lender, the Swing Line Lender and the other Lenders by posting the Communications on the Platform.

    (b)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s , any Credit Party’s or Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to Agent, any Lender, the

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applicable Issuing Lender or the Swing Line Lender by means of electronic communications pursuant to this Section 10.19, including through the Platform.

    Section 10.20. ERISA Representations .

(a)    Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and its Affiliates and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 8414 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (1) represents and warrants, as of the date such Person became a Lender party hereto, to, and (2) covenants, from the date such Person became a Lender party hereto to

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the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.21. General Limitation of Liability. No claim may be made by any Credit Party, any Lender, Agent, Issuing Lender or any other Person against Agent, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and Borrower, each Lender, Agent and Issuing Lender hereby, to the fullest extent permitted under Applicable Law, waive, release and agree not to sue or counterclaim upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor and regardless of whether any Lender, Issuing Lender, or Agent has been advised of the likelihood of such loss of damage.

Section 10.22. Acknowledgements Regarding Erroneous Payments.

(a)    If Agent notifies a Lender or Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender such Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

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(b)    Without limiting immediately preceding clause (a), each Lender or Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender such Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (ii) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (iii) that such Lender or Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(A)    (1) in the case of immediately preceding clauses (i) or (ii), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (iii)), in each case, with respect to such payment, prepayment or repayment; and

(B)    such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 10.22(b).

(c)    Each Lender or Issuing Lender hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by Agent to such Lender or Issuing Lender from any source, against any amount due to Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to Borrower or Agent, (ii) Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Agent as the assignee Lender shall become a

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Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its Commitment which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender or Issuing Lender and such Commitment shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Agent may be equitably subrogated, Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to Agent under an Erroneous Payment Deficiency Assignment).

(e)    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower or any other Credit Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from Borrower or any other Credit Party for the purpose of making such Erroneous Payment; provided that this Section 10.22 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Agent.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)    Each party’s obligations, agreements and waivers under this Section 10.22 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitment and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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Section 10.23.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

    Section 10.24. Governing Law; Submission to Jurisdiction.

    (a)    Governing Law. This Agreement, each of the Notes, each other Loan Document and any other Related Writing shall be governed by and construed in accordance with the Laws of the State of New York and the respective rights and obligations of Borrower, Agent, and the Lenders shall be governed by New York law.

    (b)    Submission to Jurisdiction. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state or federal court sitting in New York County, New York, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any other Related Writing, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such New York state or federal court. Each party hereto, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the

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grounds of FORUM NON CONVENIENS or otherwise. Each party hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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4936-0612-6728.19

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    JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, BORROWER, AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

    IN WITNESS WHEREOF, the parties have executed and delivered this Credit Agreement as of the date first set forth above.

Address: 6800 Cintas Boulevard Mason, Ohio 45040 Attention: General Counsel	CINTAS CORPORATION NO. 2 By: /s/ Jared S. Mattingley_________ Jared S. Mattingley Vice President, Treasurer & Investor Relations

Address: 127 Public Square Cleveland, Ohio 44114-1306 Attn: Institutional Banking	KEYBANK NATIONAL ASSOCIATION as Agent, the Swing Line Lender, the Issuing Lender and as a Lender By: /s/ Sara Yeagley Sara Yeagley Vice President
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Address: 38 Fountain Square Plaza Cincinnati, OH 45202 Attention: Megan Szewc	FIFTH THIRD BANK, NATIONAL ASSOCIATION By: /s/ Megan Szewc Megan Szewc Vice President
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Address: One Utah Center 201 South Main St, 5th Fl Salt Lake City, UT 84111 Attention: Michael King	MORGAN STANLEY BANK, N.A. By: /s/ Michael King Name: Michael King Title: Authorized Signatory

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Address: 300 Fifth Avenue Pittsburgh, PA 15222 Attention:	PNC BANK, NATIONAL ASSOCIATION By: /s/ Jeffrey Fisher Name: Jeffrey Fisher Title: Senior Vice President

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Address: 4100 Newport Pl Suite 900 Newport Beach, CA 92660 Attention: Gina Ge	U.S. BANK NATIONAL ASSOCIATION By: /s/ Gina Ge Name: Gina Ge Title: Vice President

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Address: 550 S Tryon St, 3rd Floor Charlotte, NC, 28202 Attention: Peter Williams	WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ Peter Williams Name: Peter Williams Title: Vice President

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Address: 320 S Canal St, 4th Floor Chicago, IL 60606 Attention: Thomas Hasenauer	BMO BANK, N.A. By: /s/ Thomas Hasenauer Name: Thomas Hasenauer Title: Managing Director

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SCHEDULE 1

COMMITMENTS OF LENDERS

LENDERS	REVOLVING CREDIT COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	17.50%	$350,000,000.00	$350,000,000.00
Fifth Third Bank, National Association	16.25%	$325,000,000.00	$325,000,000.00
Morgan Stanley Bank, N.A.	15.00%	$300,000,000.00	$300,000,000.00
PNC Bank, National Association	15.00%	$300,000,000.00	$300,000,000.00
U.S. Bank National Association	15.00%	$300,000,000.00	$300,000,000.00
Wells Fargo Bank, National Association	15.00%	$300,000,000.00	$300,000,000.00
BMO Bank, N.A.	6.25%	$125,000,000.00	$125,000,000.00
Total Commitment Amount	100.00%	$2,000,000,000.00	$2,000,000,000.00

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SCHEDULE 2

GUARANTORS OF PAYMENT

Cintas Corporation, a Washington corporation

Cintas Corporation No. 3, a Nevada corporation

Cintas Corporate Services, Inc., an Ohio corporation

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SCHEDULE 2.2

EXISTING LETTERS OF CREDIT

Letter of Credit Number	Borrower	Outstanding Amount	Expiration
S323351000A	Cintas Corporation No. 2	$24,616.00	September 25, 2026
S325461000A	Cintas Corporation No. 2	$57,125.00	August 7, 2026
S327252000A	Cintas Corporation No. 2	$620,000.00	November 21, 2026

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SCHEDULE 5.9

LIENS

None.

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SCHEDULE 6.1

CORPORATE EXISTENCE; SUBSIDIARIES; FOREIGN QUALIFICATION

Subsidiary Name	Address of Chief Executive Office / Principal Place of Business*
Cintas Corporation No. 2 (Borrower)	6800 Cintas Boulevard Mason, Ohio 45040

* Upon request, Borrower will provide address of Chief Executive Office / Principal Place of Business for any other Subsidiary of Parent.

Subsidiary Name	Type	State/ Jurisdiction of Formation	Relationship to Parent	Ownership	Tax Identification Number
Cintas Corporation	N/A	Washington	Parent	Various stockholders	31-1188630
Cintas Corporation No. 2	Significant Subsidiary	Nevada	Indirect subsidiary	100% - Cintas Corporation No. 3	31-1703809
Cintas Corporation No. 3	Significant Subsidiary	Nevada	Direct subsidiary	100% - Cintas Corporation	88-0337154
CC Shredding Holdco LLC	Dormant Subsidiary	Delaware	Indirect Subsidiary	100% - Cintas Corporation No. 2	46-5179718
Zee Medical Distributors LLC	Dormant Subsidiary	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2	31-1703809
Cintas Corporate Services, Inc.	Significant Subsidiary	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2	20-4877572
Cintas Distribution LLC	N/A	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2	20-5326705
Cintas Service Transportation LLC	N/A	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2	20-4162356
CDS Equipment Holdings, LLC	N/A	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2	26-0748845

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Subsidiary Name	Type	State/ Jurisdiction of Formation	Relationship to Parent	Ownership	Tax Identification Number
Grupo Cintas de Mexico S.A. de C.V.	Foreign Subsidiary	Mexico	Indirect Subsidiary	99.99%– Cintas Corporation No. 2 0.01% – Cintas Corporation No. 3	N/A
Cintas Cleanroom Resources de Mexico, S.A. de C.V.	Dormant Subsidiary	Mexico	Indirect Subsidiary	99.998% - Cintas Corporation No. 2 0.002% - Cintas Corporation No. 3	N/A
Cintas Manufacturing LLC	N/A	Ohio	Indirect Subsidiary	100% - Cintas Corporate Services, Inc.	20-4877721
Cintas Holdings LLC	N/A	Ohio	Indirect Subsidiary	100% - Cintas Corporate Services, Inc.	20-4877572
Empresa Cintas de Mexico, S.A. de C.V.	Foreign Subsidiary	Mexico	Indirect Subsidiary	99.998% - Cintas Corporate Services, Inc. 0.002% - Cintas Corporation No. 3	N/A
Ensambles de Coahuila, S.A. de C.V.	Foreign Subsidiary	Mexico	Indirect Subsidiary	99% - Empresa Cintas de Mexico, S.A. de C.V. 1% - Cintas Corporate Services, Inc.	N/A
Cintas de Honduras, S.A.	Foreign Subsidiary	Honduras	Indirect Subsidiary	100% - Cintas Corporate Services, Inc.	N/A
Cintas Canada Limited	Foreign Subsidiary	Ontario	Indirect Subsidiary	100% - Cintas Corporation No. 2	N/A
3305236 Nova Scotia Company	Dormant Subsidiary	Nova Scotia	Indirect Subsidiary	100% - Cintas Canada Limited	N/A

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Subsidiary Name	Type	State/ Jurisdiction of Formation	Relationship to Parent	Ownership	Tax Identification Number
G&K Services, LLC	Dormant Subsidiary	Minnesota	Indirect Subsidiary	100% - Cintas Corporation No. 2	41-0449530
G&K Services Co., LLC	Dormant Subsidiary	Minnesota	Indirect Subsidiary	100% - G&K Services, LLC	41-1670526
Leef Bros., LLC	Dormant Subsidiary	South Dakota	Indirect Subsidiary	100% - G&K Services, LLC	41-0372190
G&K Services Holdings, LLC	Dormant Subsidiary	Minnesota	Indirect Subsidiary	100% - G&K Services Co., LLC	32-0296757
Rental Uniform Service of Somerset, Kentucky, LLC	Dormant Subsidiary	Kentucky	Indirect Subsidiary	100% - G&K Services Co., LLC	58-1844064
Alltex Uniform Rental Service, LLC	Dormant Subsidiary	New Hampshire	Indirect Subsidiary	100% - G&K Services Co., LLC	02-0212341
Grand Rapids Coat & Apron Service, LLC	Dormant Subsidiary	Michigan	Indirect Subsidiary	100% - G&K Services Co., LLC	38-1295280
912501 Ontario Inc.	Dormant Subsidiary	Ontario	Indirect Subsidiary	100% - G&K Services, LLC	N/A
ProJet Leasing LLC	N/A	Delaware	Indirect Subsidiary	100% - Cintas Corporation No. 2	85-4023756
CC Insurance Company	Dormant Subsidiary	Vermont	Direct Subsidiary	100% - Cintas Corporation	39-2525989
Millenium Mats LLC	Dormant Subsidiary	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2	31-1623521
CC Switzerland GmbH	Foreign Subsidiary	Switzerland	Indirect Subsidiary	100% - Cintas Corporation No. 2	N/A
CC Singapore PTE. LTD	Foreign Subsidiary	Singapore	Indirect Subsidiary	100% - Cintas Corporation No. 2	N/A
Cintas Cares Foundation	N/A	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2	92-2856233

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SCHEDULE 6.6

LITIGATION

None.

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EXHIBIT A
FORM OF
REVOLVING CREDIT NOTE
$___________    _______ __, ____

    FOR VALUE RECEIVED, the undersigned, CINTAS CORPORATION NO. 2, a Nevada corporation (“Borrower”), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to _________ (“Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306, the principal sum of

........................................................................................................................................    DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement, made by Lender to Borrower pursuant to Section 2.2(a) of the Credit Agreement, whichever is less, in lawful money of the United States.

    As used herein, “Credit Agreement” means the Credit Agreement, dated as of March 27, 2026, among Borrower, the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (“Agent”), as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

    Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(a) of the Credit Agreement. Such interest shall be payable on each date provided for in Section 2.3(e); provided that interest on any principal portion that is not paid when due shall be payable on demand.

    The portions of the principal sum hereof from time to time representing Base Rate Loans and SOFR Loans, interest owing thereon and payments of principal and interest of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note or the Credit Agreement.

    If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

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    This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the benefits thereof. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

    Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of New York.

    JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

CINTAS CORPORATION NO. 2 By: Name: Title:

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EXHIBIT B
FORM OF
SWING LINE NOTE

$________    _______ __, ____

    FOR VALUE RECEIVED, the undersigned, CINTAS CORPORATION NO. 2, a Nevada corporation (“Borrower”), promises to pay to KEYBANK NATIONAL ASSOCIATION (the “Swing Line Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306, the principal sum of

........................................................................................................................................    DOLLARS

or, if less, the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined), made by the Swing Line Lender to Borrower pursuant to Section 2.2(c) of the Credit Agreement, whichever is less, in lawful money of the United States on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto.

As used herein, “Credit Agreement” means the Credit Agreement, dated as of March 27, 2026, among Borrower, the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (“Agent”), as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

    Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(b) of the Credit Agreement. Such interest shall be payable on each date provided for in Section 2.3(e); provided that interest on any principal portion that is not paid when due shall be payable on demand.

    The principal sum hereof from time to time, and the payments of principal and interest thereon, shall be shown on the records of the Swing Line Lender by such method as the Swing Line Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note or the Credit Agreement.

    If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, pursuant to the terms of the Credit Agreement, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

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    This Note is the Swing Line Note referred to in the Credit Agreement and is entitled to the benefits thereof. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

    Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of New York.

    JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THIS NOTE OR ANY OTHER NOTE OR INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

CINTAS CORPORATION NO. 2 By: Name: Title:

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EXHIBIT C
FORM OF
NOTICE OF LOAN

[Date]_______________________, 20____
KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616
Attention: Institutional Banking

Ladies and Gentlemen:

    The undersigned, ____________________, on behalf of Cintas Corporation No. 2, a Nevada corporation (“Borrower”), refers to the Credit Agreement, dated as of March 27, 2026 (the “Credit Agreement”, the terms defined therein being used herein as therein defined), among Borrower, the Lenders, as defined in the Credit Agreement, and KeyBank National Association, as administrative agent for the Lenders (“Agent”), and hereby gives you notice, pursuant to Section 2.5 of the Credit Agreement that the undersigned hereby requests a Loan (the “Proposed Loan”), and in connection therewith sets forth below the information relating to the Proposed Loan as required by Section 2.5 of the Credit Agreement:

    (a)    The Business Day of the Proposed Loan is __________, 20__.

    (b)    The amount of the Proposed Loan is
        $_______________.

    (c)    The Proposed Loan is to be a Base Rate Loan____/ Term SOFR Loan ___/
        Daily Simple SOFR Loan ___/ Swing Loan ____.
(Check one.)

    (d)    If the Proposed Loan is a Term SOFR Loan, the
        Interest Period requested is one month ___, three months ___, six months ____.
(Check one.)

    The undersigned hereby certifies on behalf of Borrower that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

    (i)    the representations and warranties contained in Article VI of the Credit Agreement (other than the representations and warranties set forth in Sections 6.5(b), 6.6, and 6.7 of the Credit Agreement) are true in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) as if

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made on and as of the date of the Proposed Loan (except to the extent such representation or warranty expressly relates to an earlier date); and

    (ii)    no Default or Event of Default exists nor immediately after giving effect to such Proposed Loan will exist.

CINTAS CORPORATION NO. 2 By: Name: Title:

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EXHIBIT D
FORM OF
COMPLIANCE CERTIFICATE
For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

    (1)    I am the duly elected [President] or [Chief Financial Officer or Treasurer] of CINTAS CORPORATION NO. 2, a Nevada corporation (“Borrower”);

    (2)    I am familiar with the terms of that certain Credit Agreement, dated as of March 27, 2026, among Borrower, the Lenders, as defined therein, and KeyBank National Association, as administrative agent for the Lenders (“Agent”) (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Companies during the accounting period covered by the attached financial statements;

    (3)    The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate; and

    (4)    Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement, which calculations show compliance with the terms thereof.

    IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

CINTAS CORPORATION NO. 2 By: Name: Title:

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EXHIBIT E
FORM OF
ASSIGNMENT AND ASSUMPTION AGREEMENT

    This Assignment and Assumption Agreement (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in Section 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in Section 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

    For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guaranties, and swing loans included in such facilities), and (b) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to subpart (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to subparts (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by [the][any] Assignor.
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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1.    Assignor[s]:    ______________________________

        ______________________________

2.    Assignee[s]:    ______________________________

        ______________________________
        [Assignee is an [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrower:    Cintas Corporation No. 2, a Nevada corporation

4.    Administrative Agent:     KeyBank National Association, as the administrative agent under the Credit Agreement

5.    Credit Agreement:    The Credit Agreement, dated as of March 27, 2026 among Borrower, the Lenders parties thereto, and Agent.

6.     Assigned Interest[s]:

Assignor[s]	Assignee[s]	Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[5]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:    ______________]6

8.    Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Remainder of page intentionally left blank.]

5 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
6 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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    The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR[S] [NAME OF ASSIGNOR] By: Name: Title: [NAME OF ASSIGNOR] By: Name: Title:
ASSIGNEE[S] [NAME OF ASSIGNEE] By: Name: Title: [NAME OF ASSIGNEE] By: Name: Title:
Consented to and Accepted: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title: [Consented to:] [7] [7]

7 To be added only if the consent of Borrower and/or other parties is required by the terms of the Credit Agreement.

#102160301v4

CINTAS CORPORATION NO. 2

By:
Name:
Title:

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION AGREEMENT

    1.    Representations and Warranties.

        1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby, and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

        1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.9 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.3 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and

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(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

    2.    Payments. From and after the Effective Date, Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.8 Notwithstanding the foregoing, Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

    3.    General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one (1) instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by facsimile or electronic communication shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

8 Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: “From and after the Effective Date, Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

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EXHIBIT F
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

    Reference is hereby made to that certain Credit Agreement, dated as of March 27, 2026 (the “Credit Agreement”), among Cintas Corporation No. 2, a Nevada corporation (“Borrower”), the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (“Agent”).

    Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

    The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (ii) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT G
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

    Reference is hereby made to that certain Credit Agreement, dated as of March 27, 2026 (the “Credit Agreement”), among Cintas Corporation No. 2, a Nevada corporation (“Borrower”), the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (“Agent”).

    Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

    The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT H
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement, dated as of March 27, 2026 (the “Credit Agreement”), among Cintas Corporation No. 2, a Nevada corporation (“Borrower”), the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (“Agent”).

    Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

    The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (B) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

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EXHIBIT I
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

    Reference is hereby made to that certain Credit Agreement, dated as of March 27, 2026 (the “Credit Agreement”), among Cintas Corporation No. 2, a Nevada corporation (“Borrower”), the Lenders, as defined therein, and KeyBank National Association, as the administrative agent for the Lenders (“Agent”).

    Pursuant to the provisions of Section 3.2 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

    The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (A) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (B) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

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